                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    Form 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report:  December 1, 1994
                 ---------------------------------



                       UNITED ASSET MANAGEMENT CORPORATION
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                1-9215             04-2714625
- - ---------------------------------       ------------       ---------------------
(State or other jurisdiction            (Commission        (IRS Employer
 of incorporation)                      File Number)       Identification No.)



One International Place, Boston, MA                     02110
- - --------------------------------------------------------------------------------
(Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code:  (617) 330-8900
                                                     --------------

Item 2.   Acquisition or Disposition of Assets.
- - -------   -------------------------------------

(a)  JMB Institutional Realty Corporation and JMB Properties Company.

     On October 18, 1994, United Asset Management Corporation ("UAM") and its wholly owned subsidiary Heitman Financial Ltd. ("HFL") entered into an acquisition agreement in which they agreed to acquire and incorporate into HFL and its subsidiaries the institutional real estate advisory and property management assets and business of JMB Institutional Realty Corporation, JMB Properties Company and their affiliates (the "Sellers"), other than the Seller's retail property management business and certain other excluded assets (the acquired assets and business are hereafter referred to as "JMB Institutional Realty"). The closing of the acquisition is scheduled to take place in two parts. The First Closing is scheduled to occur on December 2, 1994 at which time all of the assets and business to be acquired will be transferred with the exception of those assets relating to PRA Securities Advisors, LP ("PRA"). The assets and business of PRA will be conveyed at a second closing early in 1995 after a mutual fund, advised by PRA, has held a meeting of stockholders called to approve a new investment advisory agreement with a newly organized subsidiary of HFL, as required by the Investment Company Act of 1940.

     The institutional real estate advisory business of JMB Institutional Realty currently manages approximately $5 billion in gross real estate assets. The property management business to be acquired provides non-retail property management services for the real estate holdings of the institutional real estate advisory business to be acquired and for others. The transaction does not affect or involve a number of the Seller's affiliates. The unaffected affiliates include the Sellers' individual investor, private client, partnership and development operations. Also unaffected are JMB Insurance Agency, JMB's interest in Urban Shopping Centers, Inc., and its retail property management subsidiary, JMB Retail Properties Company, land development activities at Amfac and Arvida, and the investment advisory responsibilities in connection with certain contracts including those related to Las Colinas, Catellus and Cadillac Fairview.

     Subject to certain adjustments and subject to the satisfaction of certain conditions to the closing, the purchase price to be paid by UAM to the Sellers will be $150,000,000 of short-term (three-day) notes, $70,000,000 in principal amount of UAM Non-Negotiable 6-1/2% Subordinated Notes payable on the seventh anniversary of their issuance and warrants, which expire on the seventh anniversary of their issuance, to purchase an aggregate of 1,515,179 shares of UAM Common Stock, 760,869 of which are exercisable at $46.00 per share and 754,310 of which are exercisable at $46.40 per share (subject to adjustment in case of stock splits, etc.).

     In negotiating the amount of consideration to be paid for the business, UAM considered, among other things, the following factors with respect to JMB Institutional Realty: the financial results, the value of assets under management, the client history, the investment performance and quality of management, and the prospects for growth.

     There is no material relationship between UAM and the Sellers or any of their respective officers, directors, or stockholders, other than the Acquisition Agreement pursuant to which the acquisition will be made and the other agreements relating thereto.


(b)  Provident Investment Counsel

     On November 10, 1994, UAM entered into an acquisition agreement in which UAM agreed to purchase all of the assets of Provident Investment Counsel ("PIC"). The closing is presently scheduled for January 27, 1995. PIC, a California corporation, is an investment management firm which had assets under management as of September 30, 1994 of approximately $14.5 billion. At the closing, UAM's wholly-owned subsidiary, PIC Newco, Inc., newly formed for purposes of the acquisition, will assume PIC's name and continue its business.

     Subject to certain adjustments and subject to the satisfaction of certain conditions to the closing, the initial purchase price which UAM will pay to PIC will be $264,554,550 in cash, $20,814,776 in principal amount of UAM Non-Negotiable 6-1/2% Subordinated Notes payable on the seventh anniversary of issuance, warrants to purchase an aggregate of 459,385 shares of UAM Common Stock exercisable at $45.31 per share (subject to adjustment in case of stock splits, etc.) and expiring on the seventh anniversary of their issuance, and $67,370,074 in shares of UAM Common Stock. The number of shares of UAM Common Stock to be issued is based on an average closing price for a twenty-day period preceding the closing date, subject to a ceiling of $43.50 per share and a floor of $29.00 per share.

     The Acquisition Agreement also calls for a contingent payment to be made as additional purchase price, dependent upon the growth of PIC's business from the closing date of the transaction through 1997. The maximum total contingent payment which may be earned is $125,000,000. The contingent payment, if earned, will be payable in cash, UAM Common Stock, UAM Non-Negotiable 6-1/2% Subordinated Notes and warrants to purchase shares of UAM Common Stock, all in pro-rata amounts based on the relative amounts of such consideration paid at the closing subject to PIC's right to increase the note and warrant portion and decrease the cash portion by up to a maximum of $10,000,000. The Contingent Notes and Warrants will be on substantially the same terms as the Notes and Warrants issued at the closing, except that the due date and expiration date, respectively, shall be seven (7) years from the date of their issuance. The per share price of the UAM Common Stock to be used in calculating the number of shares payable in connection with the contingent payment will be based on an average closing price for a twenty-day period preceding the contingent closing date, provided, however, that if such price is less than the higher of $29.00 per share or 80% of the average of the closing price of UAM's Common Stock over the year preceding the contingent closing, UAM may opt to pay that portion of the contingent payment in cash.

     In negotiating the amount of consideration to be paid for PIC's assets, UAM considered, among other things, the following factors with respect to PIC: the financial results, the value of assets under management, the client history, the investment performance and quality of management, and the prospects for growth.

     There is no material relationship between UAM and PIC or any of their respective officers, directors, or stockholders, other than the Acquisition Agreement pursuant to which the acquisition will be made and the other agreements relating thereto.

(c)  Sources of Funds

     The principal sources of the cash portion of the purchase price for the above described transactions will be cash generated by UAM's operations and borrowings under UAM's Amended and Restated Reducing Credit Agreement dated as of August 29, 1994 (filed as Exhibit 10 to UAM's report on Form 10-Q for the quarter ended September 30, 1994, which exhibit indicates the identity of each lending bank) and subsequently amended on November 18, 1994 as further discussed in Item 5 within this Form 8-K.

Item 5.   Other Events
- - -------   ------------

     The Company amended and restated its Reducing Credit Agreement as of November 18, 1994 whereby an additional $100,000,000 was made available, bringing the Company's total line of credit to $500,000,000. In addition to the pre-existing five year credit facility relating to the $400,000,000, the Company may borrow the $100,000,000 through November 18, 1995. Any of the $100,000,000 principal amount outstanding at that time will be due. The Company plans to refinance borrowings under this additional facility through placement of longer term notes with institutional investors.

     Interest rates available, at the Company's election, for amounts drawn on this additional $100,000,000 are currently: prime, 100 basis points over LIBOR or 112.5 basis points over certain certificate of deposit rates. In certain circumstances, interest rate spreads may expand up to an additional 50 basis points. Currently, a commitment fee of 37.5 basis points is payable on the daily average unused portion of the $100,000,000 commitment.

     The Company is required to meet certain financial covenants, including covenants restricting dividends and repurchase of the Company's stock, and requiring the Company to maintain a minimum net worth, as defined. The Company must also continue to maintain certain minimum working capital, cash flow and debt to equity ratios.

Item 7.   Financial Statements and Exhibits.
- - -------   ----------------------------------

     (a)  Financial Statements of Businesses to be Acquired.
          --------------------------------------------------

          (i) JMB Institutional Realty (referred to as "JMB Business Group") Combined Audited Balance Sheets for the Two Years Ended December 31, 1993 and Combined Statements of Income and Cash Flows for the Three Years Ended December 31, 1993.

          (ii) JMB Institutional Realty Combined Unaudited Financial Statements for the Nine Months Ended September 30, 1994.

          (iii) Provident Investment Counsel Audited Financial Statements for the Years Ended December 31, 1992 and 1991.

          (iv) Provident Investment Counsel Audited Financial Statements for the Years Ended December 31, 1993 and 1992.

          (v) Provident Investment Counsel Unaudited Financial Statements for the Nine Months Ended September 30, 1994.

     (b)  Pro Forma Financial Information.
          --------------------------------

          (i) Summary of Historical and Pro Forma Financial Highlights for the Year Ended December 31, 1993 and the Nine Months Ended
                September 30, 1994.

          (ii) Unaudited Pro Forma Condensed Combined Balance Sheet of UAM as of December 31, 1993.

          (iii) Unaudited Pro Forma Condensed Combined Statement of Operations of UAM for the Year Ended December 31, 1993.

          (iv) Unaudited Pro Forma Condensed Combined Balance Sheet of UAM as of September 30, 1994.

          (v) Unaudited Pro Forma Condensed Combined Statement of Operations of UAM for the Nine Months Ended September 30, 1994.

     (c)  Exhibits.
          ---------

Exhibit Number      Title
- - --------------      ------
     2.1            Acquisition Agreement by and among United Asset Management
                    Corporation, Heitman Financial Ltd., JMB Institutional
                    Realty Corporation, JMB Realty Corporation and Certain
                    Affiliates of JMB Institutional Realty Corporation and JMB
                    Realty Corporation dated as of October 18, 1994.

     2.2 Acquisition Agreement by and among United Asset Management Corporation, Provident Investment Counsel, PIC Newco, Inc. and the Stockholders of Provident Investment Counsel dated as of November 10, 1994.

     2.3 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Acquisition Agreements.

     24             Consents of Independent Accountants.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNITED ASSET MANAGEMENT CORPORATION
                              -----------------------------------
                                   Registrant




DATED:  December 1, 1994                By: /s/ William H. Park
                                            -----------------------------------
                                            William H. Park
                                            Executive Vice President
                                            and Chief Financial Officer

                                  Exhibit Index


Exhibit Number    Title                                                     Page
- - --------------    -----                                                     ----

     2.1          Acquisition Agreement by and among United Asset
                  Management Corporation, Heitman Financial Ltd., JMB Institutional Realty Corporation, JMB Realty
                  Corporation and Certain Affiliates of JMB Institutional Realty Corporation and JMB Realty Corporation dated as of October 18, 1994.

     2.2 Acquisition Agreement by and among United Asset Management Corporation, Provident Investment Counsel, PIC Newco, Inc. and the Stockholders of Provident Investment Counsel dated as of November 10, 1994.

     2.3 Agreement to Furnish Copies of Omitted Schedules and Exhibits to Acquisition Agreements.

     24           Consents of Independent Accountants.

                               JMB BUSINESS GROUP



                        INDEPENDENT AUDITOR'S REPORT AND

                              FINANCIAL STATEMENTS

                                                            DATED:  MAY 20, 1994

                                                            REPORT NO. 44830

                               JMB BUSINESS GROUP




                                TABLE OF CONTENTS


                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                  2


ACCOUNTANTS' COMPILATION REPORT                                               3

FINANCIAL STATEMENTS:
     Combined Balance Sheets, December 31, 1993
          and 1992                                                            4

     Combined Statements of Income, Years Ended
          December 31, 1993, 1992 and 1991                                    5

     Combined Statements of Changes in Combined Equity,
          Years Ended December 31, 1993, 1992 and 1991                        6

     Combined Statements of Cash Flows, Years Ended
          December 31, 1993, 1992 and 1991                                    7

     Notes to the Combined Financial Statements                               8

                          INDEPENDENT AUDITOR'S REPORT

To the
JMB Business Group

We have audited the combined balance sheets of the JMB Business Group (Note 1) as of December 31, 1993 and 1992, and the related combined statements of income, changes in combined equity, and cash flows for each of the years in the three-year period ended December 31, 1993. These financial statements are the responsibility of the management of the JMB Business Group. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the JMB Business Group as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.




Altschuler, Melvoin and Glasser LLP
Chicago, Illinois
May 20, 1994

                               JMB BUSINESS GROUP

                             Combined Balance Sheets
                           December 31, 1993 and 1992

                                                                December 31,
               Assets                                    1993                1992
                                                     ------------        ------------

Cash and Cash Equivalents (Note 2)                   $ 19,993,082        $ 14,471,712
Investments in U.S. Government and
  Other Obligations (at cost, which
  approximates market)                                 15,241,368          13,041,297
Accounts Receivable
  (Notes 3 and 5)                                       9,465,107           9,927,653
Notes Receivable, Affiliates (Note 4)                  14,219,675          10,043,930
Other Assets                                            3,837,438           1,325,935
Leasehold Improvements, Office
  Furnishings and Equipment (net of
  accumulated depreciation of
  $1,607,434 and $1,201,538 at
  December 31, 1993 and 1992,
  respectively                                          3,138,684           3,315,863
                                                     ------------        ------------

                                                     $ 65,895,354        $ 52,126,390
                                                     ------------        ------------
                                                     ------------        ------------

               Liabilities and Combined Equity

Accounts Payable and Accrued
  Expenses                                           $  3,302,908        $  3,848,503
Deferred Rent Abatements
  (Notes 2 and 5)                                       1,669,186           1,860,315
Contracts Payable to Former
  Shareholders                                            476,000             997,000
Combined Equity                                        60,447,260          45,420,572
                                                     ------------        ------------

                                                     $ 65,895,354        $ 52,126,390
                                                     ------------        ------------
                                                     ------------        ------------


         The accompanying notes are an integral part of this statement.

                               JMB BUSINESS GROUP

                          Combined Statements of Income
                  Years Ended December 31, 1993, 1992 and 1991

                                                              Years Ended December 31,
                                                         1993           1992           1991
                                                      -----------    -----------    -----------

Revenue:
  Asset management fees (Notes 2 and 5)               $47,342,920    $44,633,913    $55,287,093
  Property management and leasing fees
    (Notes 2 and 5)                                    23,125,220     24,852,025     24,050,443
  Interest and sundry (Note 4)                          2,404,188      1,796,690      3,337,756
                                                      -----------    -----------    -----------
                                                       72,872,328     71,282,628     82,675,292
                                                      -----------    -----------    -----------

Operating Expenses:
  Payroll and related expenses (Note 5)                26,211,072     31,065,864     30,832,741
  Administrative charges (Note 5)                       7,431,182      6,715,754      7,180,263
  Rent (Notes 2, 5 and 6)                               3,498,840      4,276,268      3,978,420
  Other operating expenses                              9,235,276     10,055,263      9,781,245
                                                      -----------    -----------    -----------
                                                       46,376,370     52,113,149     51,772,669
                                                      -----------    -----------    -----------


Net Income                                            $26,495,958    $19,169,479    $30,902,623
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


         The accompanying notes are an integral part of this statement.

                               JMB BUSINESS GROUP

                Combined Statements of Changes in Combined Equity
                  Years Ended December 31, 1993, 1992 and 1991


Balance, December 31, 1990                                      $54,395,453

  Dividends Paid                                                ( 3,019,522)
  Purchase of 97,478 Shares of Common Stock                     ( 1,462,441)
  Distributions                                                 (22,224,140)
  Contributions                                                   8,105,173
  Net Income for Year                                            30,902,623
                                                                -----------

Balance, December 31, 1991                                       66,697,146

  Dividends Paid                                                (27,251,856)
  Purchase of 53,190 Shares of Common Stock                     ( 4,593,916)
  Distributions                                                 (20,670,493)
  Contributions                                                  12,070,212
  Net Income for Year                                            19,169,479
                                                                -----------

Balance, December 31, 1992                                       45,420,572

  Dividends Paid                                                ( 5,093,523)
  Purchase of 4,300 Shares of Common Stock                      (   302,805)
  Distributions                                                 (21,166,305)
  Contributions                                                  15,093,363
  Net Income for Year                                            26,495,958
                                                                -----------

Balance, December 31, 1993                                       60,447,260
                                                                -----------
                                                                -----------



         The accompanying notes are an integral part of this statement.

                               JMB BUSINESS GROUP

                       Combined Statements of Cash Flows
                  Years Ended December 31, 1993, 1992 and 1991

                                                                          Years Ended December 31,
                                                              1993                1992                1991
                                                          ------------        ------------        ------------
Cash Flows from Operating Activities:
  Net income for year                                     $ 26,495,958        $ 19,169,479        $ 30,902,623
                                                          ------------        ------------        ------------
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                            687,226             712,544             858,074
      Decrease (Increase) in accounts receivable               462,546              67,568          (1,873,912)
      (Increase) Decrease in other assets                   (2,735,430)            787,662             408,024
      (Decrease) Increase in deferred rent abatements         (191,129)           (165,880)            278,765
      (Decrease) Increase in accounts payable
        and accrued expenses                                  (545,595)            214,561             968,834
                                                          ------------        ------------        ------------
  Total Adjustments                                         (2,322,382)          1,616,455             639,785
                                                          ------------        ------------        ------------
  Net cash provided by operating activities                 24,173,576          20,785,934          31,542,408
                                                          ------------        ------------        ------------
Cash Flows from Investing Activities:
  Net (increase) decrease in investments in U.S.
    government and other obligations                        (2,200,071)         22,266,411         (22,946,788)
  Additions to leasehold improvements, office
    furnishings and equipment                                 (286,120)           (489,181)           (441,525)
                                                          ------------        ------------        ------------

  Net cash provided by (used in) investing activities       (2,486,191)         21,777,230         (23,388,313)
                                                          ------------        ------------        ------------
Cash Flows from Financing Activities:
  (Increase) Decrease in notes receivable                   (4,175,745)         (2,280,290)          1,933,248
  Dividends paid                                            (5,093,523)        (27,251,856)         (3,019,522)
  Distributions                                            (21,166,305)        (20,670,493)        (22,224,140)
  Contributions                                             15,093,363          12,070,212           8,105,173
  Purchase of treasury stock                                  (823,805)         (4,806,916)         (1,282,441)
                                                          ------------        ------------        ------------
Net cash flows used in financing activities                (16,166,015)        (42,939,343)        (16,487,682)
                                                          ------------        ------------        ------------
Net Increase (Decrease) in Cash and Cash Equivalents         5,521,370            (376,179)         (8,333,587)

Cash and Cash Equivalents, Beginning of Period              14,471,712          14,847,891          23,181,478
                                                          ------------        ------------        ------------
Cash and Cash Equivalents, End of Period                  $ 19,993,082        $ 14,471,712        $ 14,847,891
                                                          ------------        ------------        ------------
                                                          ------------        ------------        ------------



                The accompanying notes are an integral part of this statement.

                               JMB BUSINESS GROUP

                   Notes to the Combined Financial Statements

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION:

     The "JMB Business Group" is comprised of JMB Institutional Realty Corporation and certain of its affiliates, JMB Properties Company and PRA Securities Advisors, L.P.; exclusive of certain asset management and property management contracts that are not part of a transaction contemplated by the owners of the JMB Business Group. The accompanying combined financial statements present the accounts of the (a) asset management, and (b) office, residential and industrial property management and leasing businesses of the JMB Business Group. The effects of all significant intercompany balances and transactions have been eliminated in the combined presentation.

     Because of the common control and management of the asset management, property management and leasing businesses of the JMB Business Group, the accompanying combined financial statements have been accounted for as a group of entities under common control, which is similar to the accounting method used for a pooling of interests.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES:

     GENERAL:

     Cash and cash equivalents include deposits and United States Government obligations with original maturities of three months or less.

     No provision for federal income taxes has been made as the liability for any such taxes is that of the owners of the respective combined entities rather than the JMB Business Group.

     Rental expense is recognized over the terms of the leases, inclusive of the portion of the terms of the leases for which a rental concession has been granted, with the amount of the concession comprising deferred rent abatements in the accompanying combined balance sheets. Such amounts are amortized over the portion of the terms of the leases during which actual payments of rent are made.

     Asset management fees and management and leasing fees are recognized as revenue when the related services are provided and payment is made or expected on a current basis.

     Depreciation of office furnishings and equipment and amortization of leasehold improvements are provided over the statutory recovery periods in accordance with the applicable provisions of the Internal Revenue Code. Such statutory periods approximate the estimated useful life of the assets. Maintenance and repair expenses are charged to operations as incurred.

                               JMB BUSINESS GROUP

                   Notes to the Combined Financial Statements


NOTE 3--ACCOUNTS RECEIVABLE:

     At December 31, 1993 and 1992, accounts receivable (Note 5) consist of the following:


                                                1993               1992
                                            -----------         -----------

          Asset management                  $ 5,793,240         $ 6,872,377

          Management and leasing              3,671,867           3,055,276
                                            -----------         -----------

          Total accounts receivable         $ 9,465,107         $ 9,927,653
                                            -----------         -----------
                                            -----------         -----------


NOTE 4--NOTES RECEIVABLE:

     At December 31, 1993 and 1992, notes receivable consist of the following:


                                                1993               1992
                                            -----------         -----------

          Demand notes from affiliates      $12,107,757         $ 7,254,072

          Unsecured demand notes from
            officers and employees            2,111,918           2,789,858
                                            -----------         -----------

          Total notes receivable            $14,219,675         $10,043,930
                                            -----------         -----------
                                            -----------         -----------


     As of December 31, 1993 and 1992 notes receivable of $12,107,757 and $7,254,072 were due from entities which are affiliated with the JMB Business Group and are secured by the assets of the debtor affiliated entities and the assets of other agreed-upon partnerships with overlapping ownership structures. The aforementioned notes receivable provide for interest at the "applicable federal rate."

     Interest income earned on the aforementioned notes receivable for 1993, 1992 and 1991 amounted to $179,579, $274,285 and $608,892, respectively.

                               JMB BUSINESS GROUP

                   Notes to the Combined Financial Statements


NOTE 5--TRANSACTIONS WITH AFFILIATES:

     The JMB Business Group provides asset management and office, residential and industrial property management and leasing services to affiliated entities not included in the JMB Business Group. Substantially all asset management and office, residential and industrial property management and leasing service revenues recognized in 1991 through 1993 and substantially all related receivables outstanding at December 31, 1993 and 1992 resulted from such services.

     During 1993, 1992 and 1991, the JMB Business Group was charged, by an affiliate, for their share of personnel and administrative costs incurred by such affiliate. These costs were pooled and allocated based upon employee ratios. In management's opinion, the allocation of these costs has been made on a reasonable basis.

     The JMB Business Group received reimbursements (at cost) of payroll and other operating expenses from affiliated entities for activities performed on their behalf. Such reimbursements aggregated $6,419,278, $3,830,128 and $3,437,477 in 1993, 1992 and 1991, respectively and have been included as a reduction of operating expenses in the accompanying combined statements of income.

     Costs and expenses of the JMB Business Group for insurance services provided by an affiliated entity amounted to $1,334,906, $1,515,521 and $1,304,143 in 1993, 1992 and 1991, respectively.

     Employees of the Company are eligible to participate in a 401(k) Plan sponsored by an affiliate, when they meet certain specified requirements. Employer contributions to the 401(k) Plan, based upon 10% matching requirements, included in the accompanying combined financial statements were $65,626, $92,416 and $74,730 in 1993, 1992 and 1991, respectively.

     During 1991, certain employees of the JMB Business Group participated in a profit sharing retirement plan which provided benefits based primarily on length of service and compensation levels (Prior Plan). Effective December 31, 1992, the Prior Plan was merged into the aforementioned 401(k) Plan.

     In 1992, the JMB Business Group was admitted into a defined benefit pension plan administered by an associated company. The associated company's policy is to fund pension costs in accordance with the minimum funding requirements under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Pursuant to the requirements of the plan, the JMB Business Group funded benefit obligations in the amounts of $552,560, $731,135 and $120,441 in 1993, 1992 and 1991,
     respectively.

     See Note 6 for other related-party transactions.

                               JMB BUSINESS GROUP

                   Notes to the Combined Financial Statements


NOTE 6--CONTINGENCIES AND COMMITMENTS:

     The JMB Business Group is a party to various legal proceedings arising in the ordinary course of their business. It is management's opinion that the ultimate resolution of these matters will not have a material adverse impact on the financial condition, results of operations or liquidity of the JMB Business Group.

     The JMB Business Group entered into certain operating leases (from affiliates) primarily for office space for the period ending in August 2003 with an option to extend the lease terms for two consecutive periods of five years each. Approximate minimum lease payments required under the aforementioned leases (exclusive of escalation charges) are as follows:


                     Year                 Amount
                     ----               ----------
                     1994               $2,901,555
                     1995                2,524,946
                     1996                1,966,740
                     1997                1,677,573
                     1998                1,742,516
               Thereafter                6,771,287

     Rent expense for 1993, 1992 and 1991 amounted to $3,498,840, $4,276,268 and
     $3,978,420 (including reimbursement of common area maintenance charges of $1,171,343, $1,589,601 and $1,006,718), respectively.

                                JMB BUSINESS GROUP
                         ---------------------------------

                                     REPORT
                               September 30, 1994

                               JMB BUSINESS GROUP

                             Combined Balance Sheets
                              December 31, 1993 and
                      (Unaudited) as of September 30, 1994



                                                         September 30,    December 31,
                                                              1994           1993
         ASSETS                                           (Unaudited)
                                                       ----------------  ------------
Cash and Cash Equivalents                              $     13,226,801   $ 19,993,082
Investments in U.S. Government and
   Other Obligations (at cost, which
   approximates market)                                      12,930,609     15,241,368
Accounts Receivable                                           9,676,489      9,465,107
Notes Receivable, Affiliates                                 18,078,120     14,219,675
Other Assets                                                  8,748,089      3,837,438
Leasehold Improvements, Office
   Furnishings and Equipment (net of
   accumulated depreciation of $1,607,434 and $1,987,508
   at December 31, 1993 and (unaudited)
   at September 30, 1994 respectively)                       2,937,206      3,138,684
                                                       ---------------   ------------
                                                       $    65,597,314   $ 65,895,354
                                                       ---------------   ------------
                                                       ---------------   ------------

                Liabilities and Combined Equity

Accounts Payable and Accrued
   Expenses                                            $     5,122,109  $    3,302,90
Deferred Rent Abatements                                     1,528,344      1,669,186
Contracts Payable to Former Shareholders                                      476,000
Combined Equity                                             58,946,861     60,447,260
                                                       ---------------    -----------
                                                       $    65,597,314  $  65,895,354
                                                       ---------------    -----------
                                                       ---------------    -----------



                               JMB BUSINESS GROUP

                Combined Statements of Income (Unaudited) for the
                  Nine Months Ended September 30, 1994 and 1993



                                                       Nine Months Ended September 30,
                                                      1994                   1993
                                                   (Unaudited)            (Unaudited)
                                               -----------------     ----------------
Revenue:
   Asset management fees                       $      36,483,037     $     34,891,757
   Property management and leasing fees               18,483,413           17,201,078
   Interest and sundry                                 1,220,219            1,313,491
                                               -----------------     ----------------
                                                      56,186,659           53,406,326
                                               -----------------     ----------------


Operating Expenses:
   Payroll and related expenses                       21,494,138           19,736,541
   Administrative charges                              4,214,907            5,357,484
   Rent                                                2,559,360            2,623,996
   Other operating expenses                            8,300,720            7,535,679
                                               -----------------     ----------------
                                                      36,569,125           35,253,700
                                               -----------------     ----------------
Net Income                                     $      19,617,534     $     18,152,626
                                               -----------------     ----------------
                                               -----------------     ----------------


                               JMB BUSINESS GROUP

                Combined Statement of Changes in Combined Equity
            (Unaudited) for the Nine Months Ended September 30, 1994




Balance, December 31, 1993                               $  60,447,260

    Dividends Paid                                          (6,000,000)
    Distributions                                          (16,107,933)
    Contributions                                              990,000
    Net Income for Period                                   19,617,534
                                                          ------------
Balance, September 30, 1994                              $  58,946,861
                                                          ------------
                                                          ------------


                               JMB BUSINESS GROUP

                        Combined Statements of Cash Flows
        (Unaudited) for the Nine Months Ended September 30, 1994 and 1993

                                                       Nine Months Ended September 30, 1994
                                                              1994               1993
                                                           -----------        -----------
                                                           (Unaudited)        (Unaudited)
Cash Flows from Operating Activities:
   Net income for year                                    $ 19,617,534       $ 18,152,626
                                                          ------------       ------------
   Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization                           571,553            525,286
       (Increase) Decrease in accounts receivable             (211,382)        (1,609,696)
       (Increase) Decrease in other assets                  (5,094,066)        (2,151,511)
       (Decrease) Increase in deferred rent abatements        (140,842)          (143,266)
       Increase (Decrease) in accounts payable
         and accrued expenses                                1,879,201          2,435,011
                                                          ------------       ------------

   Total adjustments                                        (2,995,536)          (944,176)
                                                          ------------       ------------

   Net cash provided by operating activities                16,621,998         17,208,450
                                                          ------------       ------------

Cash Flows from Investing Activities:
   Net (increase) decrease in investments in U.S.
     government and other obligations                        2,310,759         (3,220,271)
   Additions to leasehold improvements, office
     furnishings and equipment                                (186,660)          (150,367)
                                                          ------------       ------------

   Net cash provided by (used in) investing activities       2,124,099         (3,370,638)
                                                          ------------       ------------

Cash Flows from Financing Activities:
   (Increase) Decrease in notes receivable                  (3,918,445)        (7,904,891)
   Dividends paid                                           (6,000,000)       (10,237,429)
   Distributions                                           (16,107,933)       (10,730,124)
   Contributions                                               990,000         67,238,346
   Purchase of treasury stock                                 (476,000)          (709,562)
                                                          ------------       ------------

   Net cash flows provided by (used in) financing
     activities                                            (25,512,378)        37,656,340
                                                          ------------       ------------

Net Increase (Decrease) in Cash and Cash Equivalents        (6,766,281)        51,494,152

Cash and Cash Equivalents, Beginning of Period              19,993,082         14,471,712
                                                          ------------       ------------

Cash and Cash Equivalents, End of Period                  $ 13,226,801       $ 65,965,864
                                                          ------------       ------------
                                                          ------------       ------------



         The accompanying notes are an integral part of this statement.

                               JMB BUSINESS GROUP

                   Notes to the Combined Financial Statements

NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION:

     The "JMB Business Group" is comprised of JMB Institutional Realty Corporation and certain of its affiliates, JMB Properties Company and PRA Securities Advisors, L.P.; exclusive of certain asset management and property management contracts that are not part of a transaction contemplated by the owners of the JMB Business Group. The accompanying combined financial statements present the accounts of the (a) asset management, and (b) office, residential and industrial property management and leasing businesses of the JMB Business Group. The effects of all significant intercompany balances and transactions have been eliminated in the combined presentation.

     Because of the common control and management of the asset management, property management and leasing businesses of the JMB Business Group, the accompanying combined financial statements have been accounted for as a group of entities under common control, which is similar to the accounting method used for a pooling of interests.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES:

     GENERAL:

     Cash and cash equivalents include deposits and United States Government obligations with original maturities of three months or less.

     No provision for federal income taxes has been made as the liability for any such taxes is that of the owners of the respective combined entities rather than the JMB Business Group.

     Rental expense is recognized over the terms of the leases, inclusive of the portion of the terms of the leases for which a rental concession has been granted, with the amount of the concession comprising deferred rent abatements in the accompanying combined balance sheets. Such amounts are amortized over the portion of the terms of the leases during which actual payments of rent are made.

     Asset management fees and management and leasing fees are recognized as revenue when the related services are provided and payment is made or expected on a current basis.

     Depreciation of office furnishings and equipment and amortization of leasehold improvements are provided over the statutory recovery periods in accordance with the applicable provisions of the Internal Revenue Code. Such statutory periods approximate the estimated useful life of the assets. Maintenance and repair expenses are charged to operations as incurred.

                               JMB BUSINESS GROUP

                   Notes to the Combined Financial Statements



NOTE 3 - ACCOUNTS RECEIVABLE:

   Accounts receivable (Note 5) consist of the following:

                                                             December 31,
                                 September 30, 1994       1993          1992
                                 ------------------       ----          ----
                                     (unaudited)
     Asset management                $7,468,571        $5,793,240    $6,872,377

     Management and leasing           2,207,918         3,671,867     3,055,276
                                     ----------        ----------    ----------

     Total accounts receivable       $9,676,489        $9,465,107    $9,927,653
                                     ----------        ----------    ----------
                                     ----------        ----------    ----------


NOTE 4 - NOTES RECEIVABLE:

   Notes receivable consist of the following:

                                                             December 31,
                                   September 30, 1994     1993          1992
                                   ------------------     ----          ----
                                       (unaudited)
     Demand notes from affiliates       $15,953,236   $12,107,757   $ 7,254,072

     Unsecured demand notes from
        officers and employees            2,124,884     2,111,918     2,789,858
                                        -----------   -----------   -----------

     Total notes receivable             $18,078,120   $14,219,675   $10,043,930
                                        -----------   -----------   -----------
                                        -----------   -----------   -----------

                                JMB BUSINESS GROUP

                    Notes to the Combined Financial Statements


NOTE 5--TRANSACTIONS WITH AFFILIATES:

     The JMB Business Group provides asset management and office, residential and industrial property management and leasing services to affiliated entities not included in the JMB Business Group. Substantially all asset management and office, residential and industrial property management and leasing service revenues recognized in 1991 through 1993 and substantially all related receivables outstanding at December 31, 1993 and 1992 resulted from such services.

     During 1993, 1992 and 1991, the JMB Business Group was charged, by an affiliate, for their share of personnel and administrative costs incurred by such affiliate. These costs were pooled and allocated based upon employee ratios. In management's opinion, the allocation of these costs has been made on a reasonable basis.

     The JMB Business Group received reimbursements (at cost) of payroll and other operating expenses from affiliated entities for activities performed on their behalf. Such reimbursements aggregated $875,798, $6,419,278, $3,830,128 and $3,437,477 for the nine months ended September 30, 1994 and for the years ended 1993, 1992 and 1991, respectively and have been included as a reduction of operating expenses in the accompanying combined statements of income.

     Costs and expenses of the JMB Business Group for insurance services provided by an affiliated entity amounted to $812,962, $1,334,906, $1,515,521 and $1,304,143 for the nine months ended September 30, 1994 and for the years ended 1993, 1992 and 1991, respectively.

     Employees of the Company are eligible to participate in a 401(k) Plan sponsored by an affiliate, when they meet certain specified requirements. Employer contributions to the 401(k) Plan, based upon 10% matching requirements, included in the accompanying combined financial statements were $34,948, $65,626, $92,416 and $74,730 for the nine months ended
     September 30, 1994 and for the years ended 1993, 1992 and 1991 respectively.

     During 1991, certain employees of the JMB Business Group participated in a profit sharing retirement plan which provided benefits based primarily on length of service and compensation levels (Prior Plan). Effective December 31, 1992, the Prior Plan was merged into the aforementioned 401(k) Plan.

     In 1992, the JMB Business Group was admitted into a defined benefit pension plan administered by an associated company. The associated company's policy is to fund pension costs in accordance with the minimum funding requirements under the provisions of the Employee Retirement
     Income Security Act of 1974, as amended ("ERISA"). Pursuant to the requirements of the plan, the JMB Business Group funded benefit obligations in the amounts of $552,560, $731,135 and $120,441 in 1993, 1992 and 1991
     respectively. Included in accounts payable and accrued expenses at September 30, 1994 is the estimated 1994 contribution for the nine months ended September 30, 1994 in the amount of $464,075.

     See Note 6 for other related-party transactions.

                                JMB BUSINESS GROUP

                    Notes to the Combined Financial Statements


NOTE 6--CONTINGENCIES AND COMMITMENTS:

     The JMB Business Group is a party to various legal proceedings arising in the ordinary course of their business. It is management's opinion that the ultimate resolution of these matters will not have a material adverse impact on the financial condition, results of operations or liquidity of the JMB Business Group.

     The JMB Business Group entered into certain operating leases (from affiliates) primarily for office space for the period ending in August 2003 with an option to extend the lease terms for two consecutive periods of five years each. Approximate minimum lease payments required under the aforementioned leases (exclusive of escalation charges) are as follows:




                     Year                 Amount
                     ----               ----------
                     1994               $2,901,555
                     1995                2,524,946
                     1996                1,966,740
                     1997                1,677,573
                     1998                1,742,516
               Thereafter                6,771,287

     Rent expense for 1993, 1992 and 1991 amounted to $3,498,840, $4,276,268 and
     $3,978,420 (including reimbursement of common area maintenance charges of $1,171,343, $1,589,601 and $1,006,718), respectively.

                            PROVIDENT INVESTMENT COUNSEL
                                 (An S Corporation)

                                FINANCIAL STATEMENTS

                   For the years ended December 31, 1992 and 1991

                                --------------------

MK&M [Logo]                             MAGINNIS, KNECHTEL & MCINTYRE
                                        Certified Public Accountants


                                        950 South Arroyo Parkway
                                        Pasadena, CA 91105
                                             818/449-3466
                                             213/684-1327
                                        Fax 818/577-936l

                                        Gerald E. Cunha, C.P.A.
                                        Kenneth R. Hemming, C.P.A.
                                        Morgan B. Knechtel, C.P.A.
                                        Karen A. Moy, C.P.A.
                                        Elliot L. Shell, C.P.A.
                                        Arthur J. Thielen, C.P.A.


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Provident Investment Counsel
Pasadena, California



We have audited the accompanying balance sheets of Provident Investment Counsel (an S corporation) as of December 31, 1992 and 1991 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Provident Investment Counsel as of December 31, 1992 and 1991 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Maginnis, Knechtel & McIntyre

Pasadena, California
March 5, 1993

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)


                                 BALANCE SHEETS
                           December 31, 1992 and 1991


                                     ASSETS

                                                                   1992           1991
                                                                -----------    -----------
Current assets
   Cash and cash equivalents                                    $ 2,735,092    $ 1,779,338
   Accounts receivable                                            9,349,345      7,586,920
   Prepaid expenses                                                 147,404         82,638
                                                                -----------    -----------

        Total Current Assets                                     12,231,841      9,448,878

Advances to mutual funds for start-up costs                         100,000        100,000

Investments (Note 2)                                                462,861        316,195

Notes receivable (Note 3)                                           265,099        395,146

Property and equipment
   Office furniture and equipment                                 1,764,359      1,034,567
   Leasehold improvements                                           798,279        390,366
   Fine arts                                                         89,874         84,208
                                                                -----------    -----------

                                                                  2,652,512      1,509,141

   Less accumulated depreciation and amortization                (1,006,166)      (651,562)
                                                                -----------    -----------

                                                                  1,646,346        857,579

Deposits and other assets                                             1,921          1,921
                                                                -----------    -----------

                                                                $14,708,068    $11,119,719
                                                                -----------    -----------
                                                                -----------    -----------




                 See accompanying notes to financial statements.

                       LIABILITIES AND STOCKHOLDERS'EQUITY


                                                                   1992            1991
                                                                -----------    ------------
Current liabilities
   Accounts payable                                             $   582,416    $   482,545
   Accrued bonuses                                                2,700,875      2,077,411
   Profit sharing and 401(k) savings plan (Note 5)                  438,336        411,738
   Dividends payable                                              1,501,000             --
   Notes payable - stockholders (Note 4)                          3,139,000      3,000,000
                                                                -----------    -----------

         Total current liabilities                                8,307,627      5,971,694

Accrued rent (Note 8)                                               746,959        799,893
                                                                -----------    -----------

         Total liabilities                                        9,054,586      6,771,587

Commitments (Note 8)

Stockholders' equity
   Capital stock (Note 8)
      Authorized 1,000,000 shares par value $.01,
      161,041 and 187,385 shares issued and outstanding,
      1992 and 1991, respectively                                     1,610          1,874
   Paid in capital                                                   30,605         35,611
   Retained earnings                                              5,621,267      4,310,647
                                                                -----------    -----------

         Total stockholders' equity                               5,653,482      4,348,132
                                                                -----------    -----------

                                                                $14,708,068    $11,119,719
                                                                -----------    -----------
                                                                -----------    -----------

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                            STATEMENTS OF OPERATIONS


                 For the years ended December 31, 1992 and 1991

                          ----------------------------

                                                                   1992           1991
                                                                -----------    -----------
Revenues
   Fee income                                                   $59,871,610    $40,018,717
   Interest income                                                  759,670        541,872
   Other                                                             54,366          1,697
                                                                -----------    -----------

                                                                 60,685,646     40,562,286

Costs and expenses
   Salaries and benefits                                         53,177,077     34,528,815
   General and administrative expenses                            3,603,688      3,307,192
   Depreciation and amortization                                    420,598        246,738
                                                                -----------    -----------

                                                                 57,201,363     38,082,745
                                                                -----------    -----------

Income before income taxes                                        3,484,283      2,479,541

Provision for income taxes (Note 6)                                  66,750         85,040
                                                                -----------    -----------

Net income                                                      $ 3,417,533    $ 2,394,501
                                                                -----------    -----------
                                                                -----------    -----------



                 See accompanying notes to financial statements.

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                        STATEMENTS OF STOCKHOLDERS'EQUITY

                 For the years ended December 31, 1992 and 1991

                          ----------------------------


                                                             Accumulated       Other
                                       Capital    Paid in    adjustments    adjustments    Retained
                                        stock     capital      account        account      earnings        Total
                                       -------    --------   -----------    -----------   -----------   -----------
Balance, December 31, 1990             $ 2,460    $ 46,748    $  236,025     $ (843,055)  $ 3,038,405   $ 2,480,583

Reclassification                                                (680,949)       627,696        53,253            --

Stock redemption (Note 7)                 (586)    (11,137)                                  (515,229)     (526,952)

Net income:

    Taxable income                                             2,301,706                                  2,301,706

    Nontaxable interest income                                                  321,875                     321,875

    Nondeductible expenses                                       (13,580)      (271,607)                   (285,187)

    Book and tax timing differences                                              56,107                      56,107
                                       -------    --------    ----------    -----------   -----------   -----------

       Total net income                                        2,288,126        106,375                   2,394,501

Balance, December 31, 1991               1,874      35,611     1,843,202       (108,984)    2,576,429     4,348,132

Stock redemption (Note 7)                 (264)     (5,006)                                  (605,913)     (611,183)

Net income:

     Taxable income                                            3,526,383                                  3,526,383

     Nontaxable interest income                                                 559,389                     559,389

     Nondeductible expenses                                      (14,317)      (397,675)                   (411,992)

     Book and tax timing differences                                           (256,247)                   (256,247)
                                                              ----------    -----------                 -----------

        Total net income                                       3,512,066        (94,533)                  3,417,533

Dividends declared                                                           (1,501,000)                 (1,501,000)
                                       -------    --------    ----------    -----------   -----------   -----------

Balance, December 31, 1992             $ 1,610    $ 30,605    $5,355,268    $(1,704,517)  $ 1,970,516   $ 5,653,482
                                       -------    --------    ----------    -----------   -----------   -----------
                                       -------    --------    ----------    -----------   -----------   -----------


                 See accompanying notes to financial statements.

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                            STATEMENTS OF CASH FLOWS

                 For the years ended December 31, 1992 and 1991

                             ----------------------

                                                                   1992           1991
                                                                -----------    -----------
Cash flows from operating activities:
   Net income                                                   $ 3,417,533    $ 2,394,501
      Adjustments to reconcile net income to net
         cash provided by operating activities:
            Loss on disposal of property and
               equipment                                              2,909          2,179
            Loss on investments                                      38,192         20,655
            Depreciation and amortization                           420,598        246,738
            (Increase) decrease in:
               Accounts receivable                               (1,762,443)    (2,645,977)
               Prepaid expenses                                     (64,766)       (78,559)
            Increase (decrease) in:
               Accounts payable                                      45,871        (90,077)
               Accrued bonuses                                      623,464      1,004,129
               Profit sharing                                        29,598         20,353
               Accrued rent                                         (52,934)        46,409
                                                                -----------    -----------

                 Total adjustments                                 (722,511)    (1,474,150)

                    Net cash provided by
                      operating activities                        2,695,022        920,351

Cash flows from investing activities:
   Proceeds from notes receivable - stockholders                     --            369,767
   Proceeds from notes receivable                                   130,047         69,215
   Distributions from limited partnerships                           15,142         18,429
   Receipt of advances to mutual funds for start-up costs           100,000         --
   Advances to mutual funds for start-up costs                     (100,000)      (100,000)
   Purchase of mutual funds                                        (200,000)        --
   Purchase of property and equipment                            (1,212,274)      (327,875)
   Advances on notes receivable                                      --           (412,767)
                                                                -----------    -----------

                    Net cash used in investing
                      activities                                 (1,267,085)      (383,231)



                 See accompanying notes to financial statements.

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                       STATEMENTS OF CASH FLOWS, CONTINUED

                 For the years ended December 31, 1992 and 1991

                             ----------------------

                                                                   1992           1991
                                                                -----------    -----------
Cash flows from financing activities:
   Proceeds from notes payable - stockholders                   $ 3,139,000    $ 3,000,000
   Stock redemption                                                (611,183)      (526,952)
   Payments on bank note payable                                     --         (2,000,000)
   Payments on notes payable - stockholders                      (3,000,000)        --
                                                                -----------    -----------
                   Net cash provided (used) in financing
                      activities                                   (472,183)       473,048
                                                                -----------    -----------

Net increase in cash                                                955,754      1,010,168

Cash and cash equivalents at beginning of year                    1,779,338        769,170
                                                                -----------    -----------

Cash and cash equivalents at end of year                         $2,735,092    $ 1,779,338
                                                                -----------    -----------
                                                                -----------    -----------

Supplemental disclosures
   Taxes paid                                                    $   93,750    $    11,000
   Interest paid                                                     29,524         34,926



                 See accompanying notes to financial statements.

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1992 and 1991

                               -----------------

1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of the business

     Provident Investment Counsel (the Company) acts as a discretionary investment manager and is registered under the Investment Advisers Act of 1940.

     Revenue recognition

     Fee income is recognized in the period for which the Company provides advisory services. Fees generally are based on a percentage of the market values of the portfolios under management. Accounts receivable are considered fully collectable as of December 31, 1992.

     Investments

     Investments are carried at the lower of cost or market.

     Property and equipment

     Property and equipment are stated at cost. Depreciation and amortization of property and equipment are computed on the straight-line and declining balance methods over the useful lives of the assets, or in the case of leasehold improvements the life of the lease. These lives range from five to ten years.

     Income tax

     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on the Company's taxable income.

     The Company has also elected by consent of its stockholders to be taxed under the California S corporation provisions. Under such regulations the state corporate tax rate is 2-1/2%.

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1992 and 1991

                               ------------------

1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Income tax, continued

     Amounts provided for state income taxes are based on earnings reported for financial statement purposes, adjusted for differences between reported financial and taxable income.

     Cash and cash equivalents

     For the purpose of the statement of cash flows, the Company considers all short-term highly liquid investments with original maturities of three months or less to be cash equivalents.

     The Company had uninsured cash balances of $3,107,537 and $1,633,318 at December 31, 1992 and 1991, respectively.

2    INVESTMENTS

     Investments at December 31 consist of:


                                                 1992           1991
                                               --------       --------

          Limited partnerships                 $216,672       $232,340
          PIC Pinnacle Growth Fund              100,000         --
          PIC Pinnacle Balanced Fund            100,000         --
          Common stocks                          46,189         83,855
                                               --------       --------

                                               $462,861       $316,195
                                               --------       --------


     The Company uses the equity method of accounting for investments in limited partnerships. Under this method, investments are stated at cost, adjusted for the equity in taxable earnings or losses and distributions as reported by the general partners. These limited partnerships are for a specified term at which time any cash or stock held by the partnerships will be distributed to the partners. Management believes the recorded value is not materially different from the fair market value of these investments.

     At December 31, 1992 the aggregate cost of the PIC Pinnacle Funds and common stocks approximated market.

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                          NOTES TO FINANCIAL STATEMENTS


                           December 31, 1992 and 1991

                               ------------------


3    NOTES RECEIVABLE

     Notes receivable are due from:


                                                 1992           1991
                                               --------       --------

          Automobile leasing agent             $265,099       $357,642
          Other                                  --             37,504
                                               --------       --------

                                               $265,099       $295,146
                                               --------       --------


     During 1991 the Company established a program to fund the purchase of automobiles leased by the Company. Amounts advanced to the leasing agent are in the form of notes to be repaid over the life of the lease.

4    NOTES PAYABLE - STOCKHOLDERS

     In December 1992 and 1991, certain stockholders made loans to the Company. The 1992 notes required interest at prime plus 1% while the 1991 notes required interest at 8% per annum. Principal and interest are due on demand. The Company repaid these notes in the first quarter of each subsequent year.

5    PROFIT SHARING AND 401(K) SAVINGS PLAN

     All employees are eligible for the Company's qualified profit sharing and 401(k) plan after meeting certain age requirements and one year of service. Employee contributions to the 401(k) plan are fully vested and made through a payroll deduction plan. Company contributions to this plan are made at the discretion of management, and are allocated on the basis of employee plan participation and ERISA regulations. All Company contributions are 1 00% vested after three years of service. The Company's expense was $516,392 and $482,479 for 1992 and 1991, respectively.

6    PROVISION FOR TAXES

          Tax expense consists of the following:


                                                 1992           1991
                                               --------       --------

          Current
             State                             $ 66,750       $ 85,040
                                               --------       --------


                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1992 and 1991



7    STOCK REDEMPTION

          In January 1992 and 1991, the Company redeemed shares of its common stock from certain stockholders as follows:


                                                 1992           1991
                                               --------       --------

          Shares redeemed                        26,344         58,615
          Purchase price                       $611,183       $526,952


8    COMMITMENTS

     The Company leases its facilities in Pasadena, California under long-term operating lease agreements. The leases expire in 1999 with two five-year options to renew and in 1996. Rental payments on the first lease were not required for several months. The Company recognizes rent expense ratably over the period of the leases. Accrued rent amounted to $746,959 at December 31, 1992, which is being amortized over the period in which rental payments are made. Additionally, the Company leases automobiles for certain officers and stockholders. Rent expense was $633,363 and $515,395 for the year ended December 31, 1992 and 1991, respectively. Future minimum rental payments required are as follows:

          1993                            $  777,219
          1994                               812,116
          1995                               818,614
          1996                               690,990
          1997                               662,370
       Thereafter                            993,555
                                          ----------

                                          $4,754,864
                                          ----------
                                          ----------

                          PROVIDENT INVESTMENT COUNSEL
                               (An S Corporation)

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1992 and 1991


8    COMMITMENTS, CONTINUED

     Stockholder agreements

     An officer of the Company has an employment contract that requires a fixed salary plus discretionary bonuses, and other benefits. This agreement requires the officer not to compete with the Company for a period of five years after retirement. Future minimum payments required under this contract are as follows:

          1993                            $  840,000
          1994                               840,000
          1995                               840,000
          1996                               840,000
          1997                               495,600
                                          ----------

                                          $3,855,600
                                          ----------
                                          ----------

Other stockholders and officers of the Company have agreements which provide for payments by the Company in the event of involuntary severance, death or disability. The Company agrees to pay a percentage of annual revenues or three years salary, beginning in the period subsequent to the involuntary severance, death or disability. The Company is self insured for these benefits.

                         Provident Investment Counsel, Inc.

                                FINANCIAL STATEMENTS

                             December 31, 1993 and 1992

Board of Directors
Provident Investment Counsel, Inc.
Pasadena, California



                          INDEPENDENT AUDITOR'S REPORT



We have audited the accompanying balance sheet of Provident Investment Counsel, Inc. (an S Corporation) as of December 31, 1993, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Provident Investment Counsel, Inc. as of December 31, 1992, were audited by other auditors whose report dated March 5, 1993, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Provident Investment Counsel, Inc. as of December 31, 1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





Horsfall, Murphy & Pindroh
Pasadena, California
March 11, 1994

                          Provident Investment Counsel
                                 BALANCE SHEETS
                           December 31, 1993 and 1992



                                     ASSETS

                                               1993         1992
                                           -----------  -----------
CURRENT ASSETS
  Cash and cash equivalents               $  2,120,901  $ 2,735,092
  Accounts receivable                       11,238,999    9,349,345
  Notes receivable                              52,896       47,956
  Prepaid expenses                             239,665      149,325
  Advances to stockholders                      33,057
                                           -----------  -----------
      Total current assets                  13,685,518   12,281,718
                                           -----------  -----------

PROPERTY AND EQUIPMENT
  Office furniture and equipment             2,342,318    1,764,359
  Leasehold improvements                       808,233      798,279
  Fine arts                                    103,957       89,874
                                           -----------  -----------
                                             3,254,508    2,652,512
    Less, accumulated depreciation           1,454,584    1,006,166
                                           -----------  -----------
      Total property and equipment           1,799,924    1,646,346
                                           -----------  -----------

OTHER ASSETS
  Notes receivable, net of current portion     162,244      217,143
  Advances to mutual funds                      50,000      100,000
  Investments                                  698,778      462,861
                                           -----------  -----------
      Total other assets                       911,022      780,004
                                           -----------  -----------
                                          $ 16,396,464 $ 14,708,068
                                           -----------  -----------
                                           -----------  -----------


         The accompanying notes are an integral part of this statement.


                         See Accountant's Audit Report


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                               1993         1992
                                            ----------   ----------
CURRENT LIABILITIES
  Accounts payable                        $    640,311  $   455,013
  Notes payable - stockholders               6,448,000    3,139,000
  Accrued payroll                              914,646    2,700,875
  Accrued pension plan contributions           634,536      438,336
  Accrued rent                                  93,223       52,934
  Income taxes payable                          65,688       73,403
  Dividends payable                          2,500,000    1,501,000
                                            ----------   ----------
      Total current liabilities             11,296,404    8,360,561
                                            ----------   ----------
LONG-TERM LIABILITIES
  Accrued rent, net of current portion         600,803      694,025
                                            ----------   ----------
      Total liabilities                     11,897,207    9,054,586
                                            ----------   ----------
STOCKHOLDERS' EQUITY
  Common stock, $.01 par value, 1,000,000
    shares authorized, 166,021 and 161,041
    shares issued and outstanding, 1993
    and 1992, respectively                       1,660        1,610
  Paid-in capital                              141,858       30,605
  Retained earnings                          4,355,739    5,621,267
                                            ----------   ----------
      Total stockholders' equity             4,499,257    5,653,482
                                            ----------   ----------
                                          $ 16,396,464 $ 14,708,068
                                            ----------   ----------
                                            ----------   ----------


                          Provident Investment Counsel
                              STATEMENTS OF INCOME
                 For the Years Ended December 31, 1993 and 1992


                                               1993         1992
                                           -----------   -----------
Fee income                                $ 78,844,737  $ 59,871,610

Operating expenses
  Salaries and benefits                     70,284,042    53,177,077
  General and administrative                 5,604,391     4,024,286
                                           -----------   -----------
                                            75,888,433    57,201,363
                                           -----------   -----------
    Operating income                         2,956,304     2,670,247

Other income
  Interest                                     273,298       759,670
  Miscellaneous                                 39,914        54,366
                                           -----------   -----------
    Income before taxes                      3,269,516     3,484,283

Income tax expense                              91,878        66,750
                                           -----------   -----------
    Net income                            $  3,177,638  $  3,417,533
                                           -----------   -----------
                                           -----------   -----------

         The accompanying notes are an integral part of this statement.


                         See Accountant's Audit Report

                          Provident Investment Counsel
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 1993 and 1992

                            Capital  Paid-in    Retained
                             Stock   Capital    Earnings      Total
                            -------  -------- ----------  -----------
Balance, December 31, 1991  $ 1,874 $  35,611 $ 4,310,647 $ 4,348,132

  Stock redemption             (264)   (5,006)   (605,913)   (611,183)

  Net income,
    December 31, 1992                           3,417,533   3,417,533

  Dividends declared                           (1,501,000) (1,501,000)
                            -------  --------  ----------  ----------
Balance, December 31, 1992    1,610    30,605   5,621,267   5,653,482

  Stock issuance                 50   111,253                 111,303

  Net income,
    December 31, 1993                           3,177,638   3,177,638

  Dividends declared                           (4,443,166) (4,443,166)
                            -------  --------  ----------  ----------
Balance, December 31, 1993  $ 1,660 $ 141,858 $ 4,355,739 $ 4,499,257
                            -------  --------  ----------  ----------
                            -------  --------  ----------  ----------

         The accompanying notes are an integral part of this statement.


                         See Accountant's Audit Report

                          Provident Investment Counsel
                             STATEMENT OF CASH FLOWS
                 For the Years Ended December 31, 1993 and 1992



                                                    1993         1992
                                               -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                   $ 3,177,638  $ 3,417,533
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Loss on disposal of assets                      42,176        2,909
    Loss on investments                                          38,192
    Depreciation expense                           605,347      420,598
   (Increase) decrease in:
      Accounts receivable                       (1,889,654)  (1,762,443)
      Prepaid expenses                             (90,340)     (64,766)
      Advances to stockholders                     (33,057)
      Advances to mutual funds                      50,000
    Increase (decrease) in:
      Accounts payable                             185,298       45,871
      Accrued payroll                           (1,786,229)     623,464
      Accrued pension plan contributions           196,200       26,598
      Accrued rent                                 (52,933)     (52,934)
      Income taxes payable                          (7,715)
                                               -----------  -----------

      Net cash provided by operating activities    396,731    2,695,022

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of equipment                         (804,701)  (1,212,274)
    Proceeds from sale of equipment                  3,600
    Proceeds from notes receivable                  49,959      130,047
    Distributions from limited partnerships         14,083       15,142
    Investment in mutual fund                     (250,000)    (200,000)
                                               -----------  -----------

      Net cash used in investing activities       (987,059)  (1,267,085)

CASH FLOWS FROM FINANCING ACTIVITIES
    Dividends paid                              (3,444,166)
    Payments on notes payable - stockholders   (15,229,000)  (3,000,000)
    Proceeds from notes payable - stockholders  18,538,000    3,139,000
    Proceeds from issuance of stock                111,303
    Payments on stock redemption                               (611,183)
                                               -----------  -----------
      Net cash used in financing activities        (23,863)    (472,183)
                                               -----------  -----------
      Net decrease in cash                        (614,191)     955,754

Cash and cash equivalents, beginning of year     2,735,092    1,779,338
                                               -----------  -----------
Cash and cash equivalents, end of year         $ 2,120,901  $ 2,735,092
                                               -----------  -----------
                                               -----------  -----------

         The accompanying notes are an integral part of this statement.


                         See Accountant's Audit Report

                          Provident Investment Counsel
                          NOTES TO FINANCIAL STATEMENTS



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

Provident Investment Counsel (the Company) acts as a discretionary investment manager and is registered under the Investment Advisors Act of 1940.

REVENUE RECOGNITION

Investment management fees are a function of portfolio values under management. Income is recognized in the period for which advisory services are provided. Accounts receivable are considered fully collectable as of December 31, 1993.

INVESTMENTS

Investments are carried at the lower of aggregate cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated using both declining and straight-line methods over their estimated useful lives, which range from three to ten years. Depreciation expense was $605,347 and $420,598 for the years ended December 31, 1993 and 1992, respectively.

INCOME TAXES

In 1989, the Company elected to be treated as a Small Business Corporation for both federal and California income tax purposes. Under this arrangement the Corporation's stockholders are taxed directly on the Corporation's taxable income for federal and state purposes. Therefore, a provision has been made only for an additional California franchise tax imposed at the corporate level.

The Company provides for the income tax effect of transactions reported in the financial statements. The provision includes only taxes currently due. The tax effect of temporary differences between book and taxable income are immaterial to the financial statements and therefore no deferred taxes have been recognized.

A new method of computing deferred income taxes was adopted beginning with the year ended December 31, 1993, as mandated by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The cumulative effect of this change on the year ended December 31, 1992 is not material to these financial statements, and is included in net income for the year ended December 31, 1993.

                          Provident Investment Counsel
                          NOTES TO FINANCIAL STATEMENTS



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH AND CASH EQUIVALENTS

For the statement of cash flows, the Company defines cash equivalents as short-term, highly liquid investments that are both readily convertible to cash,and so near to maturity that the risk of changes in value because of interest rate fluctuations is insignificant.

RECLASSIFICATIONS

Certain amounts in 1992 have been reclassified to conform with the 1993 presentation.

2.   INVESTMENTS

Investments for each year ending December 31, are as follows:


                                             1993       1992
                                          ---------  ---------

          Limited partnerships            $ 193,748  $ 216,672
          Hedge fund                        250,000
          Mutual fund                       200,000    200,000
          Common stocks                      55,030     46,189
                                          ---------  ---------
                                          $ 698,778  $ 462,861
                                          ---------  ---------
                                          ---------  ---------


The Company uses the equity method of accounting for investments in limited partnerships. Under this method, investments are originally stated at cost and adjusted for the Company's share of earnings or losses and distributions as reported by the general partners. These limited partnerships are for a specified term at which time any cash or stock held by the partnerships will be distributed to the partners. Management believes the recorded value of the partnership interests are not materially different from the fair market value of these investments. The aggregate cost of the mutual funds, hedge fund and common stock approximate fair market value.

3.   NOTES RECEIVABLE

The Company has established a program to lease automobiles previously owned by employees of the Company. The Company funded, through a leasing agent, the purchase of the vehicles in exchange for notes receivable. The respective notes are to be repaid by the agent over the terms of the leases.

                          Provident Investment Counsel
                          NOTES TO FINANCIAL STATEMENTS


4.   NOTES PAYABLE - STOCKHOLDERS

In December 1993 and 1992, certain stockholders made loans to the Company. The 1993 notes required interest at prime while the 1992 notes required interest at prime plus 1%, per annum. Principal and interest are due on demand.

5.   PROFIT SHARING AND 401(k) SAVINGS PLAN

The Company provides a qualified profit sharing and 401(k) retirement plan covering substantially all of its full time employees with one full year of service. The Company's profit sharing contribution is based upon a percentage of the participants' compensation, determined at the discretion of the Board of Directors. The Company also matches 75% of employee elected salary contributions to the plan up to a maximum 4% of annual salary. Participants become 100% vested in their share of company contributions after three years of service. Contributions to the plan for the years ended December 31, 1993 and 1992 were $702,042 and $516,392, respectively.

6.   CASH AND CASH EQUIVALENTS

Cash balances held in banks are insured up to $100,000 by the Federal Depository Insurance Corporation. Other funds of the Company, those described as cash equivalents, are uninsured. In the aggregate the Company had uninsured cash balances of $2,367,585 and $3,107,537 at December 31, 1993 and 1992,
respectively.

Supplemental disclosures of cash flow information are:

NONCASH FINANCING ACTIVITIES

The Company declared dividends of $2,500,000 and $1,501,000 for the years ended December 31, 1993 and 1992, respectively.

INTEREST AND INCOME TAXES PAID

Cash paid for interest and income taxes was as follows for the years ended December 31:

                                             1993       1992
                                          ---------  ---------

          Interest                        $ 203,444  $  29,524
          Income taxes                    $ 101,630  $  93,750


                          Provident Investment Counsel
                          NOTES TO FINANCIAL STATEMENTS


7.   STOCK REDEMPTION

In January 1992, the Company redeemed 26,344 shares of its common stock from certain stockholders for $611,183.

8.   STOCK ISSUANCE

In January 1993, the Company issued 4,980 shares of its common stock to certain employees for $111,303.

9.   COMMITMENTS

LEASES

The Company leases its facilities in Pasadena, California under a noncancellable ten year operating lease agreement. The lease expires in 1999 with two five-year options to renew. At the inception of the lease the Company was granted an incentive of several months free rent. Rent expense is being recognized on a straight-line basis over the lease term in accordance with Statement of Financial Accounting Standards No. 13, "Accounting For Leases" (SFAS 13). As of December 31, 1993 the difference between future minimum rentals and future expense recognizable was $694,026 and has been recorded as accrued rent. The Company also subleases additional space under a noncancellable operating lease agreement which expires in 1996. Rent expense under these agreements amounted to $742,970 and $633,367 for the years ended December 31, 1993 and 1992, respectively.

The Company also leases automobiles for certain stockholders under various operating lease agreements through 1997.

The following is a summary of future minimum lease commitments, excluding property taxes, for the years ending December 31:

               1994                    $   833,268
               1995                        847,857
               1996                        707,480
               1997                        663,214
               1998                        662,370
               Subsequent                  331,185
                                       -----------
                                       $ 4,045,374
                                       -----------
                                       -----------

                          Provident Investment Counsel
                          NOTES TO FINANCIAL STATEMENTS



9.   COMMITMENTS (Continued)

STOCKHOLDER AGREEMENTS

The stockholders have entered into compensation agreements whereby the Company has agreed to provide additional benefits to them in the event of involuntary termination or disability. The Company has agreed to pay as additional compensation, an amount equal to the stockholders annual compensation for the calendar year immediately preceding the year of involuntary termination. The stockholders will receive an amount equal to 150 percent of their annual compensation, for the calendar year immediately preceding the year of termination, due to disability. The Company has also executed an employment agreement with one of its stockholders, which requires minimum annual salary levels of $840,000 through July of 1997, in consideration for past, present and future services along with a covenant not to compete for five years after July of 1997.

                            Provident Investment Counsel, Inc.

                                  FINANCIAL STATEMENTS

                             September 30, 1994 (Unaudited)
                                          and
                              December 31, 1993 (Audited)

                       Provident Investment Counsel, Inc.
                                 BALANCE SHEETS



                                     ASSETS


                                    September 30,             December 31,
                                        1994                     1993
                                    (Unaudited)                (Audited)
                                  ---------------           ---------------

CURRENT ASSETS
     Cash and cash equivalents        $24,979,454               $ 2,120,901
     Accounts receivable               10,210,934                11,238,999
     Notes receivable                      44,976                    52,896
     Prepaid expenses                     264,413                   239,665
     Advances to stockholders              53,866                    33,057
                                      -----------               -----------
        Total current assets           35,553,643                13,685,518

PROPERTY AND EQUIPMENT
     Office furniture and equipment     2,935,141                 2,342,318
     Leasehold improvements               892,483                   808,233
     Fine arts                            103,957                   103,957
                                       ----------               -----------
                                        3,931,581                 3,254,508
       Less: accumulated depreciation   1,964,296                 1,454,584
                                       ----------               -----------
        Total property and equipment    1,967,285                 1,799,924
                                       ----------               -----------
OTHER ASSETS
     Notes receivable, net of current
     portion                              156,711                   162,244
     Other receivables                    433,500
     Advances to mutual funds                                        50,000
     Investments                          776,041                   698,778
     Deferred charges                      59,904
                                      -----------               -----------

        Total other assets              1,426,156                   911,022
                                      -----------               -----------

                                      $38,947,084               $16,396,464
                                      -----------               -----------
                                      -----------               -----------

         The accompanying notes are an integral part of this statement.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                           September 30,        December 31,
                                               1994                1993
                                           (Unaudited)           (Audited)
                                         ---------------       ------------
CURRENT LIABILITIES
     Accounts payable                         $  124,647        $   640,311
     Notes payable - stockholders'                                6,448,000
     Accrued payroll                             612,641            914,646
     Accrued pension plan contributions          596,048            634,536
     Lease incentive                             133,512             93,223
     Income taxes payable                        493,973             65,688
     Dividends payable                                            2,500,000
                                             -----------        -----------
        Total current liabilities              1,960,821         11,296,404
                                             -----------        -----------
LONG-TERM LIABILITIES
     Lease incentive, net of current
      portion                                    520,813            600,803
                                             -----------        -----------
        Total liabilities                      2,481,634         11,897,207
                                             -----------        -----------
STOCKHOLDERS' EQUITY
     Common stock, $.01 par value,
      1,000,000 shares authorized,
      166,021 shares issued and
      outstanding                                  1,660              1,660
     Paid-in capital                             141,858            141,858
     Retained earnings                        36,321,932          4,355,739
                                             -----------        -----------
        Total stockholders' equity            36,465,450          4,499,257
                                             -----------        -----------
                                             $38,947,084        $16,396,464
                                             -----------        -----------
                                             -----------        -----------

                       Provident Investment Counsel, Inc.
                              STATEMENTS OF INCOME


                                                   Nine Months     Nine Months
                                                      Ended           Ended
                                                  September 30,    September 30,
                                                      1994            1993
                                                   (Unaudited)     (Unaudited)
                                                  -------------   -------------
Fee income                                          $60,025,094     $56,234,629

Operating expenses
  Salaries and benefits                              22,764,999      38,094,457
  General and administrative                          4,958,208       6,179,043
                                                    -----------     -----------

       Total operating expense                       27,723,207      44,273,500
                                                    -----------     -----------

    Net operating income                             32,301,887      11,961,129

Other income
   Interest                                             149,086         158,582
   Miscellaneous                                         13,505               -
                                                    -----------     -----------

      Income before taxes                            32,464,478      12,119,711

Income tax expense                                      498,285          43,630
                                                    -----------     -----------

      Net income                                    $31,966,193     $12,076,081
                                                    -----------     -----------
                                                    -----------     -----------



         The accompanying notes are an integral part of this statement.

                       Provident Investment Counsel, Inc.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
            For the Nine Months Ended September 30, 1994 (Unaudited)
                 and the Year Ended December 31, 1993 (Audited)



                                                 Capital           Paid-in           Retained
                                                  Stock            Capital           Earnings       Total
                                                 -------          ---------         ----------  ------------
Balance, December 31, 1992                        $1,610            $30,605         $5,621,267    $5,653,482

  Stock issuance                                      50            111,253                          111,303

  Net income, for the year ended
    December 31, 1993                                                                3,177,638     3,177,638

  Dividends declared                                                                (4,443,166)   (4,443,166)
                                                 -------          ---------         ----------    ----------
Balance, December 31, 1993                         1,660            141,858          4,355,739     4,499,257

  Net income, for the
  nine months ended
  September 30, 1994                                                                31,966,193    31,966,193
                                                 -------          ---------         ----------    ----------
Balance, September 30, 1994                       $1,660           $141,858        $36,321,932   $36,465,450
                                                 -------          ---------        -----------   -----------
                                                 -------          ---------        -----------   -----------


                       Provident Investment Counsel, Inc.
                            STATEMENTS OF CASH FLOWS

                                                Nine Months     Nine Months
                                                   Ended           Ended
                                               September 30,   September 30,
                                                   1994            1993
                                                (Unaudited)     (Unaudited)
                                              --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                      $31,966,193    $12,716,082
 Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation expense                             509,712        541,800
    (Increase) decrease in:
      Accounts receivable                          1,028,065        152,236
      Prepaid expenses                               (24,748)        73,356
      Advances to stockholders                       (20,809)             -
      Advances to mutual funds                        50,000              -
      Deferred charges                               (59,904)        68,491
      Other receivables                             (433,499)        (1,921)
    Increase (decrease) in:
      Accounts payable                              (515,664)      (114,217)
      Accrued payroll                               (302,005)    (2,646,321)
      Accrued pension plan contribution              (38,488)      (438,336)
      Lease incentive                                (39,701)       (39,700)
      Income taxes payable                           428,285        (73,403)
      Deferred income                                      -         67,981
                                                ------------    -----------

      Net cash provided by operating activities   32,547,437     10,306,048

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of equipment                           (677,074)      (448,999)
    Proceeds from notes receivable                    13,453         31,379
    Proceeds from sale of investments                  2,962              -
    Distributions from limited partnerships           24,401              -
    Investment in mutual fund                       (100,000)             -
    Investment in stocks                              (4,626)             -
    Investment in partnerships                             -       (240,450)
                                                ------------    -----------

      Net cash used in investing activities         (740,884)      (658,070)

CASH FLOWS FROM FINANCING ACTIVITIES
    Dividends paid                                (2,500,000)    (3,444,167)
    Payments on notes payable - stockholders      (6,448,000)    (3,139,000)
    Proceeds from issuance of common stock                 -        111,304
                                                ------------    -----------

      Net cash used in financing activities       (8,948,000)    (6,471,863)
                                                ------------    -----------

      Net increase in cash                        22,858,553      3,176,115

Cash and cash equivalents, beginning of period     2,120,901      2,735,092
                                                ------------    -----------

Cash and cash equivalents, end of period         $24,979,454    $ 5,911,207
                                                ------------    -----------
                                                ------------    -----------



         The accompanying notes are an integral part of this statement.

                       Provident Investment Counsel, Inc.
                          NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS ACTIVITY

    Provident Investment Counsel (the Company) acts as a discretionary investment manager and is registered under the Investment Advisors Act of 1940.

    REVENUE RECOGNITION

    Investment management fees are a function of portfolio values under management. Income is recognized in the period for which advisory services are provided. Accounts receivable are considered fully collectable as of September 30, 1994.

    INVESTMENTS

    Investments are carried at the lower of aggregate cost or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using both declining and straight-line methods over their estimated useful lives, which range from three to ten years. Depreciation expense was $509,712 (unaudited) and $605,347 (audited) for the nine months ended September 30, 1994 and the year ended December 31, 1993, respectively.

    INCOME TAXES

    In 1989, the Company elected to be treated as a Small Business Corporation for both federal and California income tax purposes. Under this arrangement the Corporation's stockholders are taxed directly on the Corporation's taxable income for federal and state purposes. Therefore, a provision has been made only for an additional California franchise tax imposed at the corporate level.

    The Company provides for the income tax effect of transactions reported in the financial statements. The provision includes only taxes currently due. The tax effect of temporary differences between book and taxable income are immaterial to the financial statements and therefore no deferred taxes have been recognized.

    A new method of computing deferred income taxes was adopted beginning with the year ended December 31, 1993, as mandated by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The cumulative effect of this change is included in net income for the year ended December 31, 1993, and is not considered to be material to these financial statements.

                       Provident Investment Counsel, Inc.
                          NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    CASH AND CASH EQUIVALENTS

    For the statement of cash flows, the Company defines cash equivalents as short-term, highly liquid investments that are both readily convertible to cash, and so near to maturity that the risk of changes in value because of interest rate fluctuations is insignificant.

    CURRENT ACCOUNTING PRONOUNCEMENTS

    In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires that investments be classified as "held to maturity", "available for sale" or "trading securities". The statement defines investments in securities as "held to maturity" based upon a positive intent and ability to hold those securities to maturity. Investments held to maturity would be reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and would be reported at fair value, with unrealized gains and losses included in operations. Equity and debt securities not classified as "held to maturity" or "trading securities" are classified as "available for sale" and would be recorded at fair value, with unrealized gains and losses excluded from operations and reported as a separate component of stockholders' equity. SFAS 115 is effective for fiscal years beginning after December 15, 1993. The Company does not believe that the implementation of SFAS 115 will have a material effect on the financial statements.

    RECLASSIFICATIONS

    Certain amounts in the December 31, 1993 financial statements have been reclassified to conform with the September 30, 1994 presentation.

2.  CASH AND CASH EQUIVALENTS

    Cash balances held in banks are insured up to $100,000 by the Federal Depository Insurance Corporation. Other funds of the Company, those described as cash equivalents, are uninsured. In the aggregate, the Company had uninsured cash balances of $25,244,734 (unaudited) and $2,367,585 (audited) at September 30, 1994 and December 31, 1993, respectively.

    Supplemental disclosures of cash flow information are:

      NONCASH FINANCING ACTIVITIES

      During fiscal 1993, the Company declared a total of $4,443,166 (audited) in dividends, of which $1,943,166 (audited) was paid as of December 31, 1993. No dividends have been declared for the nine months ended September 30, 1994.

                       Provident Investment Counsel, Inc.
                          NOTES TO FINANCIAL STATEMENTS


2.  CASH AND CASH EQUIVALENTS (Continued)

    INTEREST AND INCOME TAXES PAID

    Cash paid for interest and income taxes was as follows for the periods ended:


                                 Nine Months        Year
                                   Ended            Ended
                                September 30,    December 31,
                                    1994            1993
                                (Unaudited)      (Audited)
                                -------------    -------------
      Interest                  $     346,329    $    203,444
      Income taxes              $      70,000    $    101,630



3.  ACCOUNTS RECEIVABLE

    The Company had accounts receivable that comprised more than 5% of the total accounts receivable at September 30, 1994 and December 31, 1993 from the following entities :



    September 30, 1994 (unaudited)  Accounts
    ------------------------------  Receivable
    Entity                           Balance
    ------                          ----------
      Central States Pension       $   606,347
      New York State Retirement        564,256

    December 31, 1993 (audited)
    ---------------------------

      GTE Corporation                  704,641
      Pennsylvania SERS              1,533,564


4.  NOTES RECEIVABLE

    The Company has established a program to lease automobiles previously owned by employees of the Company. The Company funded, through a leasing agent, the purchase of the vehicles in exchange for notes receivable. The respective notes are to be repaid by the agent over the terms of the leases.

                       Provident Investment Counsel, Inc.
                          NOTES TO FINANCIAL STATEMENTS

5.  INVESTMENTS

    Investments at each period are as follows:


                                September 30, December 31,
                                    1994         1993
                                (Unaudited)   (Audited)
                                -------------- -------------
      Limited partnerships         $  169,347   $  193,748
      Hedge fund                      250,000      250,000
      Mutual funds                    300,000      200,000
      Common stocks                    56,694       55,030
                                      -------      -------
                                   $  776,041   $  698,778
                                      -------      -------
                                      -------      -------



    The Company uses the equity method of accounting for investments in limited partnerships. Under this method, investments are originally stated at cost and adjusted for the Company's share of earnings or losses and distributions as reported by the general partners. These limited partnerships are for a specified term at which time any cash or stock held by the partnerships will be distributed to the partners. Management believes the recorded value of the partnership interests are not materially different from the fair market value of these investments. The aggregate cost of the mutual funds, hedge fund and common stock approximate fair market value.

6.  OTHER RECEIVABLES

    At September 30, 1994, the Company had a receivable of $433,500 (unaudited) from Arthur J. Gallagher for indemnification of an errors and omissions loss in excess of its deductible. The Company's management believes that the receivable is fully collectible as of September 30, 1994.

7.  NOTES PAYABLE - STOCKHOLDERS'

    At December 1993, certain stockholders made loans to the Company. The loans required interest payment at prime rate. At September 30, 1994, the loans have been paid-off.


8.  PROFIT SHARING AND 401(k) SAVINGS PLAN

    The Company provides a qualified profit sharing and 401(k) retirement plan (the Plan) covering substantially all of its full time employees with one full year of service. For fiscal 1994, the Company will match 92.41% of employee elected salary contributions to the Plan up to a maximum 6% of annual salary. The Company's profit sharing contribution to the Plan is based upon a percentage of the participants' compensation, determined at the discretion of the Board of Directors. Participants become 100% vested in their share of company contributions after three years of service. Cost recognized for the Plan for the nine months ended September 30, 1994 and the year ended December 31, 1993 are $755,331 (unaudited) and $702,042 (audited), respectively.

                       Provident Investment Counsel, Inc.
                          NOTES TO FINANCIAL STATEMENTS


9.  STOCK ISSUANCE

    In January 1993, the Company issued 4,980 shares of its common stock to certain employees for $111,303 (audited).

10. COMMITMENTS

    LEASES

    The Company leases its facilities in Pasadena, California under a noncancellable ten year operating lease agreement. The lease expires in 1999 with two five-year options to renew. At the inception of the lease the Company was granted an incentive of several months free rent. The lease incentive is being recognized on a straight-line basis over the lease term in accordance with Financial Accounting Standards Board Technical Bulletin No. 88-1 "Issues relating to Accounting for Leases". As of
    September 30, 1994, the difference between future minimum rentals and future expense recognizable was $654,325 (unaudited) and has been recorded as a lease incentive. The Company also subleases additional space under a noncancellable operating lease agreements which expires in 1996. Rent expense under these agreements amounted to $686,122 (unaudited) and $742,970 (audited) for the nine months ended September 30, 1994 and the year ended December 31, 1993, respectively.

    The Company also leases automobiles for certain stockholders under various operating lease agreements through 1996.

    The following is a summary of future minimum lease commitments, excluding property taxes, for the years ending September 30 (unaudited):


      1995                         $  985,666
      1996                            801,106
      1997                            666,493
      1998                            662,370
      1999                            496,778
                                    ---------
                                   $3,612,413
                                   ----------
                                   ----------


    STOCKHOLDER AGREEMENTS

    The stockholders have entered into compensation agreements whereby the Company has agreed to provide additional benefits to them in the event of involuntary termination or disability. The Company has agreed to pay as additional compensation, an amount equal to the stockholder's annual compensation for the calendar year immediately preceding the year of involuntary termination. The stockholders will receive an amount equal to 150 percent of their annual compensation, for the calendar year immediately preceding the year of termination, due to disability. The Company has also executed an employment agreement with one of its stockholders, which requires minimum annual salary levels of $840,000 through July of 1997, in consideration for past, present and future services along with a covenant not to compete for five years after July of 1997.

                       Provident Investment Counsel, Inc.
                          NOTES TO FINANCIAL STATEMENTS


11. SUBSEQUENT EVENTS

    At November 4, 1994, the Company anticipates selling its assets, except as set forth in Schedule 8 to the Acquisition Agreement, and business to United Asset Management Corporation (UAM) as of November 10, 1994. UAM will immediately contribute the Company's assets and business to Newco (a wholly-subsidiary of UAM) which will continue to conduct the business of the Company. In exchange for the assets and business of the Company, the Stockholders' will receive, subject to adjustment under the terms of the Acquisition Agreement: $277.4 million dollars in cash; $20.8 million in UAM Non-Negotiable Seven-Year 6 1/2% Subordinated Note; a Warrant Agreement and a Warrant Certificate evidencing the right to purchase 459,385 shares of UAM's Common Stock, $.01 par value (exercisable in accordance with the Warrant Agreement at $45.31 per share); $71.6 million of UAM Common Stock, $.01 par value; and a Contingent Payment whose value is still undetermined as of November 4, 1994. The Stockholders' of the Company, concurrently with the Acquisition Agreement, will execute Employment Agreements with UAM, will agree to non-competition Acquisition Agreement covenants, and will become key employees of Newco.

                                         UNITED ASSET MANAGEMENT CORPORATION

                              SUMMARY OF HISTORICAL AND PRO FORMA FINANCIAL HIGHLIGHTS
                                        (In thousands, except per share data)


                                                                                      Pro Forma Combined
                                             UAM Historical                              (Unaudited)
                                   -------------------------------------        -----------------------------------
                                                          Nine Months                                  Nine Months
                                    Year Ended               Ended                Year Ended              Ended
                                    December 31,          September 30,          December 31,         September 30,
                                       1993                   1994                  1993                  1994
                                   --------------        ---------------        -------------        --------------
Operating Results:

Revenues                               $449,858               $355,787              $601,395             $471,906

Amortization of Cost Assigned
  to Contracts Acquired*               $ 48,493               $ 40,200              $ 81,141             $ 66,803

Operating Income                       $109,705               $ 85,945              $147,598             $113,434

Net Income                             $ 53,287               $ 43,954              $ 60,469             $ 46,535

Primary Earnings per Share                $1.85                  $1.49                 $1.96                $1.51

Fully Diluted Earnings per
  Share                                   $1.83                  $1.48                 $1.94                $1.51

Operating Cash Flow (Net
  income plus amortization
  and depreciation)**                  $107,397               $ 88,306              $148,519             $118,572



*    Amortization of Cost Assigned to Contracts Acquired on a Per Share Basis
     ------------------------------------------------------------------------
     Amortization of cost assigned to contracts acquired on a per share basis was $1.67 for the year ended December 31, 1993, $2.55 on a pro forma combined basis for the year ended December 31, 1993, $1.35 for the nine months ended September 30, 1994 and $2.06 based on a pro forma combined basis for the nine months ended September 30, 1994.
     These amounts have been calculated by dividing total amortization by the same number of shares used in the fully diluted earnings per share calculation.

**   Operating Cash Flow
     -------------------
     Management uses Operating Cash Flow not to the exclusion of net income, but rather as an additional important measure of UAM's performance.

                       UNITED ASSET MANAGEMENT CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                   (Unaudited)
                                December 31, 1993
                                 (In thousands)



     The following unaudited pro forma condensed combined balance sheet is based upon the consolidated balance sheet of United Asset Management Corporation and subsidiaries (UAM) as of December 31, 1993, and the balance sheets of JMB Institutional Realty (JMB) and Provident Investment Counsel (PIC) as of
December 31, 1993, and has been prepared to reflect the pending acquisitions of JMB and PIC by UAM as if they had been consummated as of December 31, 1993, after giving effect to the pro forma adjustments described in Note 1.

     This statement should be read in conjunction with the financial statements and notes of the businesses pending acquisition as outlined in Item 7(a) in the index of this Form 8-K and with UAM's consolidated financial statements and notes thereto included in its report on Form 10-K for the year ended
December 31, 1993.

                                     UNITED ASSET MANAGEMENT CORPORATION

                                 PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                 (Unaudited)
                                              December 31, 1993
                                               (In thousands)


                                                                       Pro Forma Adjustments
                                                                       ---------------------         Pro Forma
                                    UAM         JMB         PIC         JMB             PIC          Combined
                                    ---         ---         ---         ---             ---          --------
ASSETS

Current assets . . . . . . . .   $143,421     $62,756     $13,686   $(60,884)(a)   $ (5,584)(a)     $  153,395
Fixed assets, net. . . . . . .     14,994       3,139       1,800                                       19,933
Cost assigned to contracts
  acquired, net. . . . . . . .    461,705           -           -    203,540 (b)    316,558 (b)        981,803

Other assets . . . . . . . . .     55,680           -         911                      (911)(a)         55,680
                                 --------     -------     -------                                   ----------
Total assets . . . . . . . . .   $675,800     $65,895     $16,397                                   $1,210,811
                                 --------     -------     -------                                   ----------
                                 --------     -------     -------                                   ----------

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Current liabilities. . . . . .   $ 78,500     $ 3,637     $11,296     (3,637)(a)    (11,296)(a)     $   78,500
Senior notes payable . . . . .     80,000           -           -    140,429 (c)    244,276 (c)        464,705
Subordinated notes payable . .    130,551           -           -     65,533 (d)     19,219 (d)        215,303
Deferred income taxes
  and other. . . . . . . . . .     33,738       1,811         601     (1,811)(a)       (601)(a)         33,738
                                 --------     -------     -------                                   ----------
Total liabilities. . . . . . .    322,789       5,448      11,897                                      792,246

Stockholders' equity:
  Total paid-in capital. . . .    234,029           -         144      2,589 (g)     62,821(e,f,g)     299,583
  Retained earnings. . . . . .    118,982      60,447       4,356    (60,447)(e)     (4,356)(e)        118,982
                                 --------     -------     -------                                   ----------
Total stockholders' equity . .    353,011      60,447       4,500                                      418,565
                                 --------     -------     -------                                   ----------
Total liabilities and
  stockholders' equity . . . .   $675,800     $65,895     $16,397                                   $1,210,811
                                 --------     -------     -------                                   ----------
                                 --------     -------     -------                                   ----------


See Note to Pro Forma Condensed Combined Balance Sheet.

                       UNITED ASSET MANAGEMENT CORPORATION

               NOTE TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                   (Unaudited)
                                December 31, 1993


NOTE 1

     The pro forma condensed combined balance sheet has been prepared to reflect the pending acquisitions of JMB and PIC, which are being accounted for as purchases. The actual purchase price of JMB and PIC will be based on an annualized level of revenues as of each respective date of acquisition. For purposes of the pro forma condensed combined balance sheet, the purchase prices of JMB and PIC, as contemplated in each of the respective acquisition agreements, have been adjusted to give effect to the level of annualized revenues at December 31, 1993. The allocation of the purchase price to identifiable assets and liabilities based on their fair values has not been completed for either acquisition.

     Pro forma adjustments have been made to reflect:

(a) the net assets to be acquired in connection with the acquisitions of JMB and PIC.

(b) the purchase prices ascribed to the contracts acquired at JMB and PIC as of the acquisition date. It is assumed that the historical carrying value of all assets, other than the value of contracts acquired, is equal to the fair value of those assets at the date of acquisitions.

(c) the assumed borrowing under UAM's Amended and Restated Reducing Credit Agreement in an amount equal to the portion of the consideration paid in cash for the businesses being acquired and to key employees for signing long-term employment contracts.

(d)  the issuance to JMB and PIC of 6.5% seven year subordinated notes.

(e)  the elimination of JMB's and PIC's stockholders' equity in consolidation.

(f) the value of common stock to be issued in connection with the acquisition of PIC.

(g)  the estimated value of the UAM warrants to be issued to JMB and PIC.

                       UNITED ASSET MANAGEMENT CORPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                   (Unaudited)
                      For the Year Ended December 31, 1993
                      (In thousands, except per share data)


     The following unaudited pro forma condensed combined statement of operations is based upon the consolidated results of operations of United Asset Management Corporation and subsidiaries (UAM) for the year ended December 31, 1993 and the results of operations of JMB Institutional Realty (JMB) and Provident Investment Counsel (PIC) for the year ended December 31, 1993. To reflect the pending acquisitions of JMB and PIC by UAM, this statement combines the results of operations of UAM for the year ended December 31, 1993, with those of JMB and PIC as if these companies had been acquired on January 1, 1993 and gives effect to the pro forma adjustments described in Notes 1 and 2.

     This statement should be read in conjunction with the financial statements and notes of the businesses pending acquisition as outlined in Item 7(a) in the index to this Form 8-K and with UAM's consolidated financial statements and notes thereto included in its report on Form 10-K for the year ended December 31, 1993.

                                             UNITED ASSET MANAGEMENT CORPORATION

                                    PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                        (Unaudited)
                                           For the Year Ended December 31, 1993
                                           (In thousands, except per share data)


                                                                                         Pro Forma Adjustments
                                                                                        ----------------------       Pro Forma
                                             UAM            JMB            PIC            JMB            PIC         Combined
                                          --------        -------        -------        -------       --------       ---------

Revenues . . . . . . . . . . . . .        $449,858        $72,692        $78,845                                     $601,395
                                          --------        -------        -------                                     --------
Compensation . . . . . . . . . . .         218,617         26,211         70,284        $(4,959) (a)  $(36,401) (a)   273,752
Amortization of cost assigned
  to contracts acquired. . . . . .          48,493             --             --         15,359  (b)    17,289  (b)    81,141
Other operating expenses . . . . .          73,043         20,165          5,696                                       98,904
                                          --------        -------        -------                                     --------
                                           340,153         46,376         75,980                                      453,797
                                          --------        -------        -------                                     --------

Operating income . . . . . . . . .         109,705         26,316          2,865                                      147,598
                                          --------        -------        -------                                     --------
Interest expense (income), net . .          13,790           (180)          (313)        12,139  (c)    13,712  (c)    39,148
Other amortization . . . . . . . .           1,445             --             --                                        1,445
                                          --------        -------        -------                                     --------
Income before income taxes . . . .          94,470         26,496          3,178                                      107,005
Income tax expense . . . . . . . .          41,183             --             --          1,690  (d)     3,663  (d)    46,536
                                          --------        -------        -------                                     --------
Net income . . . . . . . . . . . .        $ 53,287        $26,496        $ 3,178                                     $ 60,469
                                          --------        -------        -------                                     --------
                                          --------        -------        -------                                     --------

Earnings per common and
  common equivalent share
  (primary) Note 2 . . . . . . . .           $1.85                                                                      $1.96
                                             -----                                                                      -----
                                             -----                                                                      -----

Earnings per share
  assuming full dilution
  Note 2 . . . . . . . . . . . . .           $1.83                                                                      $1.94
                                             -----                                                                      -----
                                             -----                                                                      -----



See Notes to Pro Forma Condensed Combined Statement of Operations.

                       UNITED ASSET MANAGEMENT CORPORATION

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                   (Unaudited)
                      For the Year Ended December 31, 1993

NOTE 1

     The pro forma condensed combined statement of operations has been prepared to reflect the pending acquisitions of JMB and PIC, which are being accounted for as purchases, as if the acquisitions were consummated on January 1, 1993. The actual purchase price of JMB and PIC will be based on an annualized level of revenues as of each respective date of acquisition. For purposes of the pro forma condensed combined statement of operations, the purchase prices of JMB and PIC, as contemplated in each of the respective acquisition agreements, have been adjusted to give effect to the level of annualized revenues at January 1, 1993. The allocation of the purchase price to identifiable assets and liabilities based on their fair values has not been completed for either acquisition.

     Pro forma adjustments have been made to reflect the following:

     (a) Historical compensation expenses of JMB and PIC were adjusted to reflect the terms of the Revenue Sharing Agreement that will be entered into by UAM and JMB and by UAM, PIC and PIC's principal employees. These agreements require the companies to remit a specified percentage of their revenues to UAM, with the difference being retained to pay compensation and other operating expenses.

     (b) Historical amortization of cost assigned to contracts acquired was adjusted to reflect the amortization of the incremental contract values of the cost assigned to contracts to be acquired in the JMB and PIC acquisitions. Amortization of the incremental values was based on estimated weighted average lives of 13-16 years.

     (c) Historical interest expense was adjusted to reflect the increased level of borrowings associated with the pending acquisitions of JMB and PIC. The actual rate of interest of 6.5% on the subordinated notes to be issued to the sellers of JMB and PIC and an estimated rate of 6.25% on the senior notes were used to calculate the pro forma adjustments.

     (d) Historical income tax expense was adjusted to reflect the change in pre-tax income on a pro forma basis resulting from the inclusion of the businesses to be acquired in the consolidated income tax returns of UAM.

NOTE 2

     Per share data are based upon the actual number of common and common equivalent shares for the year ended December 31, 1993, plus the common stock and common stock equivalents to be issued in connection with the pending acquisitions of JMB and PIC. Pro forma net income has been adjusted in the computation of earnings per share to give effect to the application of the modified treasury stock method.

                       UNITED ASSET MANAGEMENT CORPORATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                   (Unaudited)
                               September 30, 1994
                                 (In thousands)



     The following unaudited pro forma condensed combined balance sheet is based upon the consolidated balance sheet of United Asset Management Corporation and subsidiaries (UAM) as of September 30, 1994, and the balance sheets of JMB Institutional Realty (JMB) and Provident Investment Counsel (PIC) as of September 30, 1994, and has been prepared to reflect the pending acquisitions by UAM in 1994 of JMB and PIC as if they had been consummated as of September 30, 1994, after giving effect to the pro forma adjustments described in Note 1.

     This statement should be read in conjunction with the financial statements and notes of the businesses pending acquisition as outlined in Item 7(a) in the index of this Form 8-K and with UAM's condensed consolidated financial statements and notes thereto included in its report on Form 10-Q for the nine months ended September 30, 1994.

                                             UNITED ASSET MANAGEMENT CORPORATION

                                         PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                         (Unaudited)
                                                     September 30, 1994
                                                       (In thousands)


                                                                                    Pro Forma Adjustments
                                                                                   ----------------------           Pro Forma
                                             UAM          JMB          PIC          JMB            PIC              Combined
                                             ---          ---          ---          ---            ---              ---------

ASSETS

Current assets . . . . . . . . . .        $154,557      $62,660      $35,554     $(60,660) (a)  $(26,779) (a)      $  165,332
Fixed assets, net. . . . . . . . .          16,649        2,937        1,967                                           21,553
Cost assigned to contracts
  acquired, net. . . . . . . . . .         453,511           --           --      218,093  (b)   342,917  (b)       1,014,521
Other assets . . . . . . . . . . .          57,245           --        1,426                      (1,426) (a)          57,245
                                          --------      -------      -------                                       ----------
Total assets . . . . . . . . . . .        $681,962      $65,597      $38,947                                       $1,258,651
                                          --------      -------      -------                                       ----------
                                          --------      -------      -------                                       ----------

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Current liabilities. . . . . . . .        $ 97,465      $ 5,428      $ 1,961       (5,428) (a)    (1,961) (a)      $   97,465
Senior notes payable . . . . . . .          41,000           --           --      150,000  (c)   264,555  (c)         455,555
Subordinated notes payable . . . .         117,965           --           --       70,000  (d)    20,815  (d)         208,780
Deferred income taxes and other. .          35,940        1,222          520       (1,222) (a)      (520) (a)          35,940
                                          --------      -------      -------                                       ----------
Total liabilities. . . . . . . . .         292,370        6,650        2,481                                          797,740

Stockholders' equity:
  Total paid-in capital. . . . . .         252,204           --          144        3,030  (g)    68,145  (e,f,g)     323,523
  Retained earnings. . . . . . . .         144,269       58,947       36,322      (58,947) (e)   (36,322) (e)         144,269
  Treasury shares. . . . . . . . .          (6,881)          --           --                                           (6,881)
                                          --------      -------      -------                                       ----------
Total stockholders' equity . . . .         389,592       58,947       36,466                                          460,911
                                          --------      -------      -------                                       ----------
Total liabilities and
  stockholders' equity . . . . . .        $681,962      $65,597      $38,947                                       $1,258,651
                                          --------      -------      -------                                       ----------
                                          --------      -------      -------                                       ----------



See Note to Pro Forma Condensed Combined Balance Sheet.

                       UNITED ASSET MANAGEMENT CORPORATION

               NOTE TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                   (Unaudited)
                               September 30, 1994



NOTE 1

     The pro forma condensed combined balance sheet has been prepared to reflect the pending acquisitions of JMB and PIC, which are being accounted for as purchases. The agreed upon purchase price of JMB and PIC, which is based on an annualized level of revenues as of each respective date of acquisition, was used for the purpose of this pro forma statement. The allocation of the purchase price to identifiable assets and liabilities based on their fair values has not been completed for either acquisition.

     Pro forma adjustments have been made to reflect:

(a) the net assets to be acquired in connection with the acquisitions of JMB and PIC.

(b) the purchase prices ascribed to the contracts acquired at JMB and PIC as of the acquisition date. It is assumed that the historical carrying value of all assets, other than the value of contracts acquired, is equal to the fair value of those assets at the date of acquisitions.

(c) the assumed borrowing under UAM's Amended and Restated Reducing Credit Agreement in an amount equal to the portion of the consideration paid in cash for the businesses being acquired and to key employees for signing long-term employment contracts.

(d)  the issuance to JMB and PIC of 6.5% seven year subordinated notes.

(e)  the elimination of JMB's and PIC's stockholders' equity in consolidation.

(f) the value of common stock to be issued in connection with the acquisition of PIC.

(g)  the estimated value of the UAM warrants to be issued to JMB and PIC.

                       UNITED ASSET MANAGEMENT CORPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                   (Unaudited)
                  For the Nine Months Ended September 30, 1994
                      (In thousands, except per share data)


     The following unaudited pro forma condensed combined statement of operations is based upon the consolidated results of operations of United Asset Management Corporation and subsidiaries (UAM) for the nine months ended September 30, 1994 and the results of operations of JMB Institutional Realty
(JMB) and Provident Investment Counsel for the nine months ended September 30, 1994. To reflect the pending acquisitions of JMB and PIC by UAM, this statement combines the results of operations of UAM for the nine months ended September 30, 1994, with those of JMB and PIC as if these companies had been acquired on January 1, 1994 and gives effect to the pro forma adjustments described in Notes 1 and 2.

     This statement should be read in conjunction with the financial statements and notes of the businesses pending acquisition as outlined in Item 7(a) in the index to this Form 8-K and with UAM's condensed consolidated financial statements and notes thereto included in its report on Form 10-Q for the nine months ended September 30, 1994.

                                             UNITED ASSET MANAGEMENT CORPORATION

                                    PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                         (Unaudited)
                                        For the Nine Months Ended September 30, 1994
                                            (In thousands, except per share data)


                                                                                         Pro Forma Adjustments
                                                                                        ----------------------       Pro Forma
                                             UAM            JMB            PIC            JMB            PIC         Combined
                                          --------        -------        -------        -------        -------       ---------

Revenues . . . . . . . . . . . . .        $355,787        $56,094        $60,025                                     $471,906
                                          --------        -------        -------                                     --------
Compensation . . . . . . . . . . .         172,053         21,494         22,765        $(4,636) (a)   $ 1,873 (a)    213,549
Amortization of cost assigned
  to contracts acquired. . . . . .          40,200             --             --         11,765  (b)    14,838 (b)     66,803
Other operating expenses . . . . .          57,589         15,075          5,456                                       78,120
                                          --------        -------        -------                                     --------
                                           269,842         36,569         28,221                                      358,472
                                          --------        -------        -------                                     --------

Operating income . . . . . . . . .          85,945         19,525         31,804                                      113,434
                                          --------        -------        -------                                     --------
Interest expense (income), net . .           8,094            (92)          (163)        10,081  (c)    13,158 (c)     31,078
Other amortization . . . . . . . .             934             --             --                                          934
                                          --------        -------        -------                                     --------
Income before income taxes . . . .          76,917         19,617         31,967                                       81,422
Income tax expense . . . . . . . .          32,963             --             --          1,028  (d)       896 (d)     34,887
                                          --------        -------        -------                                     --------
Net income . . . . . . . . . . . .        $ 43,954        $19,617        $31,967                                     $ 46,535
                                          --------        -------        -------                                     --------
                                          --------        -------        -------                                     --------

Earnings per common and
  common equivalent share
  (primary) Note 2 . . . . . . . .           $1.49                                                                      $1.51
                                             -----                                                                      -----
                                             -----                                                                      -----

Earnings per share
  assuming full dilution
  Note 2 . . . . . . . . . . . . .           $1.48                                                                      $1.51
                                             -----                                                                      -----
                                             -----                                                                      -----



See Notes to Pro Forma Condensed Combined Statement of Operations.

                       UNITED ASSET MANAGEMENT CORPORATION

         NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                   (Unaudited)
                  For the Nine Months Ended September 30, 1994

NOTE 1

     The pro forma condensed combined statement of operations has been prepared to reflect the pending acquisitions of JMB and PIC, which are being accounted for as purchases, as if the acquisitions were consummated on January 1, 1994. The actual purchase price of JMB and PIC will be based on an annualized level of revenues as of each respective date of acquisition. For purposes of the pro forma condensed combined statement of operations, the purchase prices of JMB and PIC, as contemplated in each of the respective acquisition agreements, have been adjusted to give effect to the level of annualized revenues at January 1, 1994. The allocation of the purchase price to identifiable assets and liabilities based on their fair values has not been completed for either acquisition.

     Pro forma adjustments have been made to reflect the following:

     (a) Historical compensation expenses of JMB and PIC were adjusted to reflect the terms of the Revenue Sharing Agreement that will be entered into by UAM and JMB and by UAM, PIC and PIC's principal employees. These agreements require the companies to remit a specified percentage of their revenues to UAM, with the difference being retained to pay compensation and other operating expenses.

     (b) Historical amortization of cost assigned to contracts acquired was adjusted to reflect the amortization of the incremental contract values of the cost assigned to contracts to be acquired in the JMB and PIC acquisitions. Amortization of the incremental values was based on estimated weighted average lives of 13-16 years.

     (c) Historical interest expense was adjusted to reflect the increased level of borrowings associated with the pending acquisitions of JMB and PIC. The actual rate of interest of 6.5% on the subordinated notes to be issued to the sellers of JMB and PIC and an estimated rate of 7.0% on the senior notes were used to calculate the pro forma adjustments.

     (d) Historical income tax expense was adjusted to reflect the change in pre-tax income on a pro forma basis resulting from the inclusion of the businesses to be acquired in the consolidated income tax returns of UAM.

NOTE 2

     Per share data are based upon the actual number of common and common equivalent shares for the nine months ended September 30, 1994, plus the common stock and common stock equivalents to be issued in connection with the pending acquisitions of JMB and PIC. Pro forma net income has been adjusted in the computation of earnings per share to give effect to the application of the modified treasury stock method.